Exhibit 99.1

CREDIT AGREEMENT

Dated as of November 13, 2002

among

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED,
AMS MANAGEMENT SYSTEMS AUSTRALIA PTY. LIMITED,
AMS MANAGEMENT SYSTEMS CANADA INC.,
and
AMSY MANAGEMENT SYSTEMS NETHERLANDS B.V.
as the Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,

BANK OF AMERICA, N.A. (CANADA BRANCH),
as Canadian Agent and Canadian Fronting Lender

BA ASIA LIMITED,
as Australian Agent,

BANK OF AMERICA, NATIONAL ASSOCIATION, SYDNEY BRANCH,
as Australian Fronting Lender

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Syndication Agent,

SUNTRUST BANK, N.A.,
as Documentation Agent,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,
as Co-Lead Arranger and Sole Book Manager,

WACHOVIA SECURITIES, INC.
as Co-Lead Arranger

i

(continued)

(continued)

(continued)

SCHEDULES

1.01-A	Existing Letters of Credit
1.01-B	Mandatory Cost Rate
2.01	Commitments and Pro Rata Shares
2.16	Canadian Funding Lenders, Australian Funding Lenders and Initial Designated Offshore Currency Affiliates
5.05	Supplement to Interim Financial Statements
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.18	Off-Balance Sheet Liabilities
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Agents’ Offices, Certain Addresses for Notices

EXHIBITS

Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C	Canadian Loan Notice
D	Australian Loan Notice
E	Note
F	Compliance Certificate
G	Assignment and Assumption
H-1	AMS Facility Guaranty
H-2	Subsidiary Facility Guaranty
I-1	Opinion of U.S. Counsel to Borrowers and AMS as Guarantor
I-2	Opinion of Canadian Counsel to the Canadian Borrower
I-3	Opinion of Australian Counsel to the Australian Borrower
I-4	Opinion of Danish Counsel to AMSY Management Systems Netherlands B.V.
J	Designated Offshore Currency Affiliate Ratification Agreement
K	Designation of Funding Officer

v

CREDIT AGREEMENT

     This CREDIT AGREEMENT (“Agreement”) is entered into as of November 13, 2002, among AMERICAN MANAGEMENT SYSTEMS, INCORPORATED, a Delaware corporation, AMS MANAGEMENT SYSTEMS AUSTRALIA PTY. LIMITED, a company organized under the laws of Australia, AMS MANAGEMENT SYSTEMS CANADA INC., a corporation organized under the laws of Canada, and AMSY MANAGEMENT SYSTEMS NETHERLANDS B.V., a company organized under the laws of the Netherlands, as Borrowers (collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, BANK OF AMERICA, N.A. (CANADA BRANCH), as Canadian Agent, and Canadian Fronting Lender, BA ASIA LIMITED, as Australian Agent, and BANK OF AMERICA, NATIONAL ASSOCIATION, SYDNEY BRANCH, as Australian Fronting Lender.

     The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     “Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

     “Additional Covenants” has the meaning specified in Section 6.12.

     “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

     “Agent-Related Persons” means the Agents, together with their respective Affiliates (including, in the case of Bank of America in its capacity as an Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     “Agents” means, collectively, the Administrative Agent, the Canadian Agent and the Australian Agent.

     “Aggregate Commitments” means the Commitments of all the Lenders.

     “Agreement” means this Credit Agreement.

     “Alternative Currency” means each of Euro, Canadian Dollars, Australian Dollars, Sterling, Swedish Krona, Norwegian Krone and each other lawful currency (other than Dollars) that is freely available and freely transferable and convertible into Dollars and which is approved by all the Lenders in accordance with Section 1.09(a); provided, however, the term “Alternative Currency” shall include any Canadian Alternative Currency and any Australian Alternative Currency, as the context may require.

     “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Applicable Agent (or, in the case of Letters of Credit and drawings thereunder, as determined by the L/C Issuer) at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

     “AMS” means American Management Systems, Incorporated, a Delaware corporation.

     “Applicable Agent” means (a) with respect to Canadian Loans, the Canadian Agent, (b) with respect to Australian Loans, the Australian Agent, and (c) in all other cases, the Administrative Agent.

     “Applicable Borrower” means (a) with respect to any Loan, the Borrower to which such Loan was or is to be advanced, and (b) with respect to any Letter of Credit, the Borrower on behalf of which such Letter of Credit was or is to be issued.

     “Applicable Currency” has the meaning specified in Section 3.02.

     “Applicable Fronting Lender” means (a) with respect to Swing Line Loans, the Swing Line Lender, (b) with respect to Canadian Loans, the Canadian Fronting Lender, and (c) with respect to Australian Loans, the Australian Fronting Lender.

     “Applicable Loan Notice” means (a) with respect to Committed Loans, a Committed Loan Notice, (b) with respect to Canadian Loans, a Canadian Loan Notice, (c) with respect to Australian Loans, an Australian Loan Notice, and (d) with respect to Swing Line Loans, a Swing Line Loan Notice.

     “Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) or otherwise as provided in the proviso herein:

Applicable Rate

			Eurocurrency
			Rate +
				Base Rate
			Swing Line	(other than
			Base Rate +	Swing	Canadian
Pricing	Consolidated Leverage			Line Base	Prime Rate +
Level	Ratio	Facility Fee	Letters of Credit	Rate)+
1	< 0.75:1	0.500%	1.125%	0.125%	0.125%
2	>0.75:1 but < 1.50:1	0.550%	1.325%	0.325%	0.325%
3	>1.50:1 but < 2.00:1	0.600%	1.500%	0.500%	0.500%
4	>2.00:1	0.650%	1.750%	0.750%	0.750%

     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the date the Compliance Certificate with respect to the fiscal quarter ended September 30, 2002 is so delivered shall be determined based upon Pricing Level 1, subject to the proviso in the immediately preceding sentence if such Compliance Certificate is not delivered when due.

     “Applicable Time” means, with respect to any borrowings and payments in Alternative Currencies, the local times in the place of settlement for such Alternative Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

     “Arranger” means Banc of America Securities LLC, in its capacity as a co-lead arranger and sole book manager.

     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit G.

     “Attorney Costs” means and includes all reasonable fees, expenses and actual disbursements of any law firm or other external counsel.

     “Attributable Indebtedness” means, on any date:

(a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease;

(c) in respect of any asset securitization transaction of any Person, (i) the actual amount of any unrecovered investment of purchasers or transferees of assets so transferred, plus (ii) in the case of any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation described in clause (a)(ii) of the definition of “Off-Balance Sheet Liabilities,” the capitalized amount of such obligation that would appear on a balance sheet of such Person prepared on such date in accordance with GAAP if such sale or transfer or assets were accounted for as a secured loan; and

(d) in respect of any other Off-Balance Sheet Liability of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such Off-Balance Sheet Liability were accounted for as indebtedness.

     “Audited Financial Statements” means the audited consolidated balance sheet of AMS (including its consolidated Subsidiaries) for the fiscal year ended December 31, 2001, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of AMS (including its consolidated Subsidiaries), including the notes thereto.

     “Australian Agent” means BA Asia Limited, in its capacity as Australian agent under any of the Loan Documents, or any successor Australian agent.

     “Australian Agent’s Office” means the Australian Agent’s office and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Australian Agent may from time to time notify the Australian Borrower and the Lenders.

     “Australian Alternative Currency” means (a) Australian Dollars and (b) any other Alternative Currency which is approved by the Administrative Agent, the Australian Agent and the Lenders as an Australian Alternative Currency in accordance with Section 1.09(c).

     “Australian Borrower” means AMS Management Systems Australia Pty. Limited.

     “Australian Borrowing” means a borrowing consisting of simultaneous Australian Loans having the same Interest Period made by each of the Australian Funding Lenders and the Australian Fronting Lender pursuant to Section 2.06.

     “Australian Dollars” and “Aus. $” means the lawful currency of Australia.

     “Australian Facility” means the facility described in Section 2.06 hereof providing for Australian Loans to the Australian Borrower.

     “Australian Fronting Lender” means Bank of America, National Association, Sydney Branch, in its capacity as Australian fronting lender under any of the Loan Documents, or any successor Australian fronting lender.

     “Australian Fronting Lender Loan” has the meaning specified in Section 2.06(a).

     “Australian Fronting Share” means, with respect to the Australian Fronting Lender and any requested Australian Borrowing, the difference between (a) 100.000000000%, and (b) the aggregate Pro Rata Shares of the Australian Funding Lenders with respect to such Australian Borrowing.

     “Australian Funding Lender” means, with respect to any Australian Loan, (a) any Initial Australian Funding Lender or (b) any other Lender which has delivered an Australian Funding Lender Notice to the Australian Agent at least five (5) Business Days prior to the requested date of Borrowing of such Loan. Once a Lender has delivered an Australian Funding Lender Notice to the Australian Agent, such Lender shall be deemed to be an Australian Funding Lender with respect to any Australian Loan requested to be advanced at least five (5) Business Days after the date of delivery of such notice, so long as such Lender has any Commitment, unless and until such Lender has revoked its status as an Australian Funding Lender in accordance with the second paragraph of this definition. An Initial Australian Funding Lender shall be deemed an Australian Funding Lender with respect to any Australian Loan, so long as such Lender has any Commitment, unless and until such Lender has revoked its status as an Australian Funding Lender in accordance with the second paragraph of this definition.

     A Lender may revoke its status as an Australian Funding Lender by delivering to the Australian Agent an Australian Funding Lender Revocation Notice, which notice shall be effective five (5) Business Days after such delivery. Once a Lender has delivered an Australian Funding Lender Revocation Notice to the Australian Agent, such Lender shall not be an Australian Funding Lender with respect to any Australian Loan requested to be advanced at least five (5) Business Days after the date of delivery of such notice, unless and until such Lender again elects to be an Australian Funding Lender in accordance with the first paragraph of this definition. However, such Lender shall be deemed an Australian Funding Lender at all times with respect to any Australian Loan advanced by such Lender while it was an Australian Funding Lender.

     “Australian Funding Lender Loan” has the meaning specified in Section 2.06(a).

     “Australian Funding Lender Notice” means a written notice by a Lender stating that such Lender (or its Designated Offshore Currency Affiliate) is willing and able to make Australian Loans to the Australian Borrower.

     “Australian Funding Lender Revocation Notice” means a written notice by a Lender stating that it (and its Designated Offshore Currency Affiliate, if any) are not willing to make additional Australian Loans to the Australian Borrower.

     “Australian Loan” means an Australian Funding Lender Loan or an Australian Fronting Lender Loan. Each Australian Loan shall be a Eurocurrency Rate Loan.

     “Australian Loan Credit Exposure” means, (a) for each Australian Funding Lender, with respect to any Australian Funding Lender Loan of such Lender, the principal amount of such Loan advanced by such Lender, (b) for the Australian Fronting Lender, with respect to any Australian Fronting Lender Loan, the principal amount thereof advanced by such Lender, net of all Australian Risk Participations purchased or funded, as applicable, therein, and (c) for each Australian Participating Lender, with regard to any Australian Fronting Lender Loan, the principal amount of the Australian Risk Participation purchased or funded, as applicable, by such Lender in such Loan.

     “Australian Loan Notice” means a notice of an Australian Borrowing pursuant to Section 2.06(b), which, if in writing, shall be substantially in the form of Exhibit D.

     “Australian Participating Lender” means, with respect to any Australian Borrowing (and the Australian Fronting Lender Loan included in such Borrowing), any Lender other than (a) the Australian Fronting Lender, (b) the Australian Funding Lenders with respect to such Borrowing and (c) (unless the Canadian Fronting Lender (i) is also a Lender under the Committed Facility and (ii) is not the Australian Fronting Lender or an Affiliate of the Australian Fronting Lender) the Canadian Fronting Lender.

     “Australian Risk Participation” means, with respect to each Australian Loan advanced by the Australian Fronting Lender, the risk participation purchased by each of the respective Australian Participating Lenders in such Loan in accordance with Section 2.06.

     “Australian Special Notice Currency” means any Australian Alternative Currency other than Australian Dollars.

     “Australian Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the Aggregate Commitments. The Australian Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.08, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     “Bank of America” means Bank of America, N.A. and its successors.

     “Base Rate” means for any day:

     (a)  with respect to Swing Line Loans denominated in Dollars, the Swing Line Base Rate, and

     (b)  in all other cases, a fluctuating rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

     “Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

     “Borrowers” has the meaning specified in the introductory paragraph hereto.

     “Borrowing” means a Committed Borrowing, a Swing Line Borrowing, a Canadian Borrowing or an Australian Borrowing, as the context may require.

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, either the State of New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any Eurocurrency Rate Loan or Swing Line Loan denominated in a currency other than Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency,

(b) if such day relates to any Eurocurrency Rate Loan or Swing Line Loan denominated in Euro, means any such day which is a TARGET Day,

(c) if such day relates to any Canadian Prime Rate Loan, means any such day other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Canada, or

(d) if such day relates to a Canadian Loan that is a Eurocurrency Rate Loan denominated in a currency other than Euro, means any such day described in clause (a) above, but excluding any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto, Canada,

(e) if such day relates to a Canadian Loan that is a Eurocurrency Rate Loan denominated in Euro, means any such day described in clause (b) above, but excluding any day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Toronto, Canada,

(f) if such day relates to any Australian Loan denominated in Australian Dollars, means any such day other than a day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hong Kong or Sydney, Australia,

(g) if such day relates to any Australian Loan denominated in Dollars, means any such day described in clause (a) above, but excluding any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hong Kong, Sydney, Australia, or New York, New York, or

(h) if such day relates to any Australian Alternative Currency (other than Australian Dollars or Euro), means any such day described in clause (a) above, but excluding any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hong Kong or Sydney, Australia, or

(i) if such day relates to any Australian Loan denominated in Euro, means any such day described in clause (b) above, but excluding any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Hong Kong or Sydney, Australia.

     “Canadian Agent” means Bank of America, N.A. (Canada Branch) in its capacity as Canadian agent under any of the Loan Documents, or any successor Canadian agent.

     “Canadian Agent’s Office” means the Canadian Agent’s office and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Canadian Agent may from time to time notify the Canadian Borrower and the Lenders.

     “Canadian Alternative Currency” means (a) Canadian Dollars and (b) any other Alternative Currency which is approved by the Administrative Agent, the Canadian Agent and the Lenders as a Canadian Alternative Currency in accordance with Section 1.09(b).

     “Canadian Borrower” means AMS Management Systems Canada Inc.

     “Canadian Borrowing” means a borrowing consisting of simultaneous Canadian Loans having the same Interest Period made by each of the Canadian Funding Lenders and the Canadian Fronting Lender pursuant to Section 2.05.

     “Canadian Dollars” and “Cdn.$” means the lawful currency of Canada.

     “Canadian Facility” means the facility described in Section 2.05 hereof providing for Canadian Loans to the Canadian Borrower.

     “Canadian Fronting Lender” means Bank of America, N.A. (Canadian branch), in its capacity as Canadian fronting lender under any of the Loan Documents, or any successor Canadian fronting lender.

     “Canadian Fronting Lender Loan” has the meaning specified in Section 2.05(a).

     “Canadian Fronting Share” means, with respect to the Canadian Fronting Lender and any requested Canadian Borrowing, the difference between (a) 100.000000000%, and (b) the aggregate Pro Rata Shares of the Canadian Funding Lenders with respect to such Canadian Borrowing.

     “Canadian Funding Lender” means, with respect to any Canadian Loan, (a) any Initial Canadian Funding Lender or (b) any other Lender which has delivered a Canadian Funding Lender Notice to the Canadian Agent at least four (4) Business Days prior to the requested date of Borrowing of such Loan. Once a Lender has delivered a Canadian Funding Lender Notice to the Canadian Agent, such Lender shall be deemed to be a Canadian Funding Lender with respect to any Canadian Loan requested to be advanced at least four (4) Business Days after the date of delivery of such notice, so long as such Lender has any Commitment, unless and until such Lender has revoked its status as a Canadian Funding Lender in accordance with the second paragraph of this definition. An Initial Canadian Funding Lender shall be deemed a Canadian Funding Lender with respect to any Canadian Loan, so long as such Lender has any Commitment, unless and until such Lender has revoked its status as a Canadian Funding Lender in accordance with the second paragraph of this definition.

     A Lender may revoke its status as a Canadian Funding Lender by delivering to the Canadian Agent a Canadian Funding Lender Revocation Notice, which notice shall be effective four (4) Business Days after such delivery. Once a Lender has delivered a Canadian Funding Lender Revocation Notice to the Canadian Agent, such Lender shall not be a Canadian Funding Lender with respect to any Canadian Loan requested to be advanced at least four (4) Business Days after the date of delivery of such notice, unless and until such Lender again elects to be a Canadian Funding Lender in accordance with the first paragraph of this definition. However, such Lender shall be deemed a Canadian Funding Lender at all times with respect to any Canadian Loan advanced by such Lender while it was a Canadian Funding Lender.

     “Canadian Funding Lender Loan” has the meaning specified in Section 2.05(a).

     “Canadian Funding Lender Notice” means a written notice by a Lender stating that such Lender (or its Designated Offshore Currency Affiliate) is willing and able to make Canadian Loans to the Canadian Borrower.

     “Canadian Funding Lender Revocation Notice” means a written notice by a Lender stating that it (and its Designated Offshore Currency Affiliate, if any) are not willing to make additional Canadian Loans to the Canadian Borrower.

     “Canadian Loan” means a Canadian Funding Lender Loan or a Canadian Fronting Lender Loan. Each Canadian Loan shall be a Eurocurrency Rate Loan or, in the circumstances described in the definition of “Default Rate,” a Canadian Prime Rate Loan.

     “Canadian Loan Credit Exposure” means, (a) for each Canadian Funding Lender, with respect to any Canadian Funding Lender Loan of such Lender, the principal amount of such Loan advanced by such Lender, (b) for the Canadian Fronting Lender, with respect to any Canadian Fronting Lender Loan, the principal amount thereof advanced by such Lender, net of all Canadian Risk Participations purchased or funded, as applicable, therein, and (c) for each Canadian Participating Lender, with respect to any Canadian Fronting Lender Loan, the principal amount of the Canadian Risk Participation purchased or funded, as applicable, by such Lender in such Loan.

     “Canadian Loan Notice” means a notice of a Canadian Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

     “Canadian Participating Lender” means, with respect to any Canadian Borrowing (and the Canadian Fronting Lender Loan included in such Borrowing), any Lender other than (a) the Canadian Fronting Lender, (b) the Canadian Funding Lenders with respect to such Loan, and (c) (unless the Australian Fronting Lender (i) is also a Lender under the Committed Facility and (ii) is not the Canadian Fronting Lender or an Affiliate of the Canadian Fronting Lender) the Australian Fronting Lender.

     “Canadian Prime Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Canadian Agent as its “prime rate.” The “prime rate” is a rate set by the Canadian Agent based upon various factors including the Canadian Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     “Canadian Prime Rate Loan” means a Canadian Loan that bears interest based on the Canadian Prime Rate.

     “Canadian Risk Participation” means, with respect to each Canadian Loan advanced by the Canadian Fronting Lender, the risk participation purchased by each of the respective Canadian Participating Lenders in such Loan in accordance with Section 2.05.

     “Canadian Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Commitments. The Canadian Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Cash Collateral” has the meaning specified in Section 2.03(g).

     “Cash Collateralize” has the meaning specified in Section 2.03(g).

     “Change of Control” means, with respect to any Person, an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, such period beginning no earlier than the Closing Date, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and/or (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

     “Code” means the Internal Revenue Code of 1986.

     “Collateral for Outstanding L/C Borrowings” means Cash Collateral for outstanding L/C Borrowings pursuant to clause (A) of Section 2.03 (g)(i).

     “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, (c) purchase participations in Swing Line Loans, (d) (if such Lender is a Canadian Funding Lender) make Canadian Funding Loans, (e) (if such Lender is a Canadian Participating Lender) purchase Canadian Risk Participations, (f) (if such Lender is an Australian Funding Lender) make Australian Funding Loans, and (g) (if such Lender is an Australian Participating Lender) purchase Australian Risk Participations, all in an aggregate principal amount (at any one time outstanding) for which the Dollar Equivalent amount does not exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     “Committed Borrower” means any Borrower other than the Canadian Borrower or the Australian Borrower.

     “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     “Committed Loan” has the meaning specified in Section 2.01.

     “Committed Loan Facility” means the facility described in Section 2.01 hereof providing for Committed Loans to the Committed Borrowers.

     “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

     “Compliance Certificate” means a certificate substantially in the form of Exhibit F.

     “Consolidated EBITDA” means, for any period, for AMS and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by AMS and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income and (iv) other expenses of AMS and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) all non-cash items increasing Consolidated Net Income for such period.

     “Consolidated Fixed Charge Ratio” means, as of the date of such determination, the ratio of (a) Consolidated EBITDA plus Consolidated Lease Payments for the period of four prior fiscal quarters ending on such date, to (b) Consolidated Fixed Charges for such period.

     “Consolidated Fixed Charges” means, for any period, for AMS and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) Consolidated Interest Charges and (b) Consolidated Lease Payments for such period.

     “Consolidated Funded Indebtedness” means, as of the date of such determination, for AMS and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) the principal amount of all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) the principal amount of all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) Attributable Indebtedness in respect of all Off-Balance Sheet Liabilities, (g) all net payment obligations under SWAP Contracts, (h) the excess (if any) of (1) the aggregate amount of all obligations to redeem or repurchase, or otherwise make payments with respect to, any capital stock of any such Person over (2) the market resale value of the capital stock subject to such obligations, (i) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (h) above of Persons other than AMS or any Subsidiary, and (j) all Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which AMS or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to AMS or such Subsidiary; provided, however, that Consolidated Funded Indebtedness shall not include (A) obligations arising under surety bonds posted in the ordinary course of business of AMS and its Subsidiaries, (B) Guarantees of such surety bonds, (C) letters of credit which are fully Cash Collateralized, (D) the Contingent Contract Litigation Liability or (E) obligations with respect to pooling arrangements among AMS, its Subsidiaries and certain banks which obligations are eliminated under GAAP on a consolidated basis.

     “Consolidated Interest Charges” means, for any period, for AMS and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of AMS and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all implicit interest in connection with Off-Balance Sheet Liabilities and Synthetic Lease Obligations, and (c) the portion of rent expense of AMS and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     “Consolidated Lease Payments” means, for any period, for AMS and its Subsidiaries on a consolidated basis, the gross amount of all lease or rental payments, whether or not characterized as rent, (a) excluding (i) payments in respect of capital leases to the extent such payments are treated as interest in accordance with GAAP and (ii) payments in respect of Synthetic Lease Obligations, and (b) net of all payments from third parties to AMS or a Subsidiary with respect to subleases of the respective properties to the extent such sublease payments are recognized by AMS or such Subsidiary in accordance with GAAP.

     “Consolidated Leverage Ratio” means, as of the date of such determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which AMS has delivered financial statements pursuant to Section 6.01(a) or (b).

     “Consolidated Net Income” means, for any period, for AMS and its Subsidiaries on a consolidated basis, the net income of AMS and its Subsidiaries (excluding extraordinary gains and extraordinary losses, as determined in accordance with GAAP) for that period.

     “Consolidated Net Worth” means, as of any date of determination, for AMS and its Subsidiaries on a consolidated basis, Shareholders’ Equity of AMS and its Subsidiaries on that date.

     “Contingent Contract Litigation Liability” means the contingent obligation of AMS with respect to the Contract Litigation Settlement so long as AMS does not become primarily liable for, and does not make any payment with respect to, the Contract Litigation Settlement, including any such primary liability or payment arising as a result of the failure of any insurance company to honor its obligations under any annuity or other contract intended to provide funding for the Contract Litigation Settlement.

     “Contract Litigation Settlement” means that certain settlement of a lawsuit filed by the State of Mississippi captioned State of Mississippi v. American Management Systems, Inc., No. 251-99.382-CIV (Circuit Court of Hinds County, Mississippi).

     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” has the meaning specified in the definition of “Affiliate.”

     “Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of any Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by any Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of AMS and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of AMS and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by any Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of AMS shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to any other shares of capital stock, as determined by the Board of Directors of AMS and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 6.01(a), (B) the capital stock of any other Borrower or any Subsidiary shall be valued as determined by the Board of Directors of such Borrower and, if requested by the Administrative Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 6.01(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2% per annum;

     provided, however, that with respect to a Eurocurrency Rate Loan denominated in Dollars or a Swing Line Loan, upon the occurrence of an event giving rise to the Default Rate with respect to such Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum until the end of the then current Interest Period for such Loan, and thereafter shall be an interest rate equal to (x) the Base Rate plus (y) the Applicable Rate, if any, applicable to Base Rate Loans plus (z) 2% per annum;

     provided, further, however, that with respect to a Eurocurrency Rate Loan (other than a Canadian Loan) denominated in an Alternative Currency, upon the occurrence of an Event of Default giving rise to the Default Rate with respect to such Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum until the end of the then current Interest Period for such Loan, and thereafter shall be an interest rate equal to (I) the Eurocurrency Rate for a Loan having an interest period of one month plus (II) the Applicable Rate plus (III) 2% per annum;

     provided, further, however, that with respect to a Canadian Loan, upon the occurrence of an Event of Default giving rise to a Default Rate with respect to such Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum until the end of the current Interest Period for such Loan, and thereafter shall be an interest rate equal to (i) the Canadian Prime Rate plus (ii) the Applicable Rate, if any, applicable to Canadian Prime Rate Loans plus (iii) 2% per annum;

in each case to the fullest extent permitted by applicable Laws.

     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations, participations in Swing Line Loans or Offshore Currency Risk Participations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Applicable Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     “Designated Offshore Currency Affiliate” has the meaning specified in Section 2.16.

     “Designating Lender” has the meaning specified in Section 2.16.

     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     “Dollar” and “$” mean lawful money of the United States.

     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Applicable Agent (or, in the case of Letters of Credit and drawings thereunder, as determined by the L/C Issuer) at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

     “Eligible Assignee” has the meaning specified in Section 10.07(g).

     “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998, as amended from time to time.

     “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the “euro” or otherwise).

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of AMS or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with AMS within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by AMS or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by AMS or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon AMS or any ERISA Affiliate.

     “eState” means eStateGov, Inc., a Delaware corporation.

     “Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

     “Eurocurrency Base Rate” has the meaning set forth in the definition of Eurocurrency Rate.

     “Eurocurrency Rate” means for (a) for any Interest Period with respect to any Eurocurrency Rate Loan other than one referred to in subsection (b) or (c) of this definition,

Eurocurrency Base Rate
Eurocurrency Rate	=
1.00 – Eurocurrency Reserve Percentage

Where,

“Eurocurrency Base Rate” means, for such Interest Period:

(i) the rate per annum equal to the rate determined by the Applicable Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(ii) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate reasonably determined by the Applicable Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest

Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(iii) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum reasonably determined by the Applicable Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the offshore interbank market for such currency at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     (b)  for any Interest Period with respect to any Eurocurrency Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, the sum of (i) the rate determined in accordance with subsection (a) of this definition and (ii) the Mandatory Cost Rate for such Interest Period.

     (c)  for any Interest Period with respect to an Australian Loan denominated in Australian Dollars:

(i) the rate determined by the Australian Agent to be the average bid rate (rounded to the nearest two decimal places) displayed at or about 10:30 a.m. (Sydney, Australia time) on the first day of such Interest Period on display page BBSY on the Reuters Screen for a term equivalent to such Interest Period; or

(ii) if (A) for any reason there is no rate displayed on such page for a term equivalent to such Interest Period; or (B) the basis of calculation of such rate is changed after the date hereof and in the reasonable opinion of the Australian Agent it ceases to reflect the Australian Fronting Lender’s and Australian Funding Lenders’ cost of funding to the same extent as of the date hereof, then the Eurocurrency Rate for such Interest Period will be the rate determined by the Australian Agent to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the buying rates quoted to the Australian Agent by three (3) Australian banks selected by the Australian Agent at or about such time on such date. The buying rates must be for bills of exchange denominated in Australian Dollars which are reasonably accepted by such Australian banks and which have a term equivalent to such Interest Period. If there are no such buying rates, the rate will be the rate reasonably determined by the Australian Agent to be the cost of funds of the Australian Fronting Lender.

     “Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

     “Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

     “Event of Default” means any of the events or circumstances specified in Section 8.01.

     “Existing Credit Agreement” means that certain Multi-Currency Credit Agreement dated as of January 9, 1998, as amended, among AMS and the other borrowers parties thereto, Bank of America (successor in interest to NationsBank, N.A.), as agent, and a syndicate of lenders.

     “Existing Letters of Credit” means, collectively, the letters of credit identified in Schedule 1.01-A.

     “Facilities” means, collectively, the Committed Loan Facility, the L/C Facility, the Swing Line, the Canadian Facility and the Australian Facility.

     “Facility Guaranty” means, collectively, (a) the guaranty made by AMS in favor of the Agents on behalf of the Lenders, substantially in the form of Exhibit H-1 and (b) any guaranty made by a direct or indirect wholly-owned Subsidiary of AMS in favor of the Agents on behalf of the Lenders, substantially in the form of Exhibit H-2, each as from time to time amended, supplemented or replaced.

     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

     “Fee Letter” means, collectively, (a) the letter agreement, dated August 15, 2002, among AMS, the Administrative Agent and the Arranger, and (b) the letter agreement dated November 13, 2002, among AMS, the Administrative Agent, the Arranger, the Canadian Agent and the Australian Agent.

     “Foreign Lender” has the meaning specified in Section 10.15(a)(i).

     “FRB” means the Board of Governors of the Federal Reserve System of the United States.

     “Funding Officer” means, with respect to any Borrower:

(a) any of the Persons (each of whom shall be deemed a Funding Officer for each Borrower) identified in a notice to the Administrative Agent executed by a responsible Officer of AMS, which notice shall be in the form of Exhibit K attached hereto and made a part hereof, and which notice shall be delivered by the Closing Date and can be updated as provided in paragraph (b) below.

(b) Each Funding Officer shall continue as a Funding Officer of each Borrower until a Responsible Officer of each Borrower (or a Responsible Officer of AMS on behalf of each Borrower) has signed and delivered to each Agent a notice revoking the appointment of such Funding Officer as a Funding Officer, provided however, that any Agent may continue to treat any person as a Funding Officer until such Agent has actually received such notice revoking the appointment of such Funding Officer. The Borrowers may designate additional Persons as Funding Officers, from time to time, by delivery to the Administrative Agent of one or more additional notices in the form of Exhibit K and executed by a Responsible Officer of AMS. Any document delivered hereunder that is signed by a Funding Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Funding Officer shall be conclusively presumed to have acted on behalf of such Borrower.

     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     “Granting Lender” has the meaning specified in Section 10.07(h).

     “Guarantors” means, collectively, AMS, OneEdge, eState and each Subsidiary becoming a Guarantor hereunder in accordance with Section 2.18.

     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “Honor Date” has the meaning specified in Section 2.03(c)(i).

     “Indebtedness” means, as to any Person at a particular time, without duplication, all indebtedness or liabilities pursuant to GAAP, plus all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations (but excluding obligations under operating leases that are not Synthetic Lease Obligations);

(g) Off-Balance Sheet Liabilities; and

(h) all Guarantees of such Person in respect of any Indebtedness of any other Person.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     “Indemnified Liabilities” has the meaning set forth in Section 10.05.

     “Indemnitees” has the meaning set forth in Section 10.05.

     “Initial Australian Funding Lenders” means, collectively, those Lenders identified as such on Schedule 2.16 attached hereto.

     “Initial Canadian Funding Lenders” means collectively, those Lenders identified as such on Schedule 2.16 attached hereto.

     “Initial Designated Offshore Currency Affiliate” means, with respect to any Initial Canadian Funding Lender (and the Canadian Facility) or any Initial Australian Funding Lender (and the Australian Facility), the respective Person identified in Schedule 2.16 as an Initial Designated Offshore Currency Affiliate for such Lender in such Facility.

     “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates (b) as to any Base Rate Loan (other than a Swing Line Loan that is a Base Rate Loan), the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Swing Line Loan that is a Base Rate Loan, the second Business Day of each January, April, July and October and the Maturity Date.

     “Interest Period” means, (a) as to each Eurocurrency Rate Loan denominated in Dollars, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Applicable Borrower in its Committed Loan Notice (or such other period as may be agreed to by the Lenders in accordance with Section 2.02(a)); (b) as to each Eurocurrency Rate Loan denominated in an Alternative Currency, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two or three months or (if the Applicable Agent may determine the Eurocurrency Rate in such Alternative Currency for such period) six months thereafter, as selected by the Applicable Borrower in its Applicable Loan Notice (or such other period as may be agreed to by the Lenders in accordance with Section 2.02(a), 2.05(b) or 2.06(b)); (c) as to each Swing Line Loan denominated in Dollars, the period commencing on the date such Swing Line Loan is disbursed and ending on the date one to seven Business Days thereafter as selected by the Applicable Borrower in its Swing Line Notice; (d) as to each Swing Line Loan denominated in an Alternative Currency, the period commencing on the date such Swing Line Loan is disbursed and ending on the date seven Business Days thereafter, provided, in each case, that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) (except in the case of a Swing Line Loan) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     “IP Rights” has the meaning set forth in Section 5.17.

     “IRS” means the United States Internal Revenue Service.

     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     “L/C Borrowing” means an extension of credit resulting from (a) a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing, or (b) the failure to deliver Cash Collateral with respect to any L/C Obligations which Cash Collateral has not been financed by a Committed Loan on the date such Cash Collateral is due.

     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     “L/C Facility” means the facility described in Section 2.03 hereof providing for the issuance of Letters of Credit for the account of the Committed Borrowers.

     “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer, the Swing Line Lender, the Canadian Fronting Lender, the Canadian Participating Lenders, the Australian Fronting Lender and the Australian Participating Lenders, and (subject to Section 2.16) the Designated Offshore Currency Affiliates.

     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Agents.

     “Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     “Letter of Credit Expiration Date” means the day that is six (6) months after the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

     “Letter of Credit Mandatory Collateralization Date” means the date that is sixty (60) days before the then Maturity Date.

     “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

     “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan, a Swing Line Loan, a Canadian Loan or an Australian Loan.

     “Loan Documents” means this Agreement, each Note, the Fee Letter, the Wachovia Letter Agreement, and the Facility Guaranty.

     “Loan Parties” means, collectively, the Borrowers and each Guarantor.

     “Mandatory Cost Rate” means, with respect to any period, a rate per annum determined in accordance with Schedule 1.01-B.

     “Mandatory Cost Reference Lenders” means, collectively, Bank of America, and any other Lender that may be designated as a Mandatory Cost Reference Lender by the Administrative Agent.

     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of (i) any Borrower or (ii) AMS and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     “Maturity Date” means November 13, 2005.

     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which AMS or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     “Norwegian Krone” means the lawful currency of Norway.

     “Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E.

     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (or any Swap Contract to which any Lender or any of its Affiliates is a party) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     “Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

     “Offshore Currency Risk Participations” means, collectively, the Australian Risk Participations and the Canadian Risk Participations.

     “OneEdge” means OneEdge, Inc., a Delaware corporation.

     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     “Outstanding Amount” means (i) with respect to Committed Loans, Swing Line Loans, Canadian Loans and Australian Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Swing Line Loans, Canadian Loans and Australian Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C

Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and less the outstanding amount of Cash Collateral held by the Administrative Agent on such date with respect to the undrawn amount of any outstanding Letters of Credit.

     “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America located in the applicable interbank market for such currency to major banks in such interbank market.

     “Participant” has the meaning specified in Section 10.07(d).

     “Participating Member State” means each state so described in any EMU Legislation.

     “PBGC” means the Pension Benefit Guaranty Corporation.

     “Pension Plan” means any Plan which is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by AMS or any ERISA Affiliate or to which AMS or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by AMS or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     “Proponix Australia” means Proponix Pty. Ltd., a company organized under the laws of Australia.

     “Proponix Australia Stock” means all of the capital stock of Proponix Australia owned by the Australian Borrower immediately prior to the Proponix Transaction.

     “Proponix Canada” means Proponix (Canada) Inc., a company organized under the laws of Ontario, Canada.

     “Proponix Canada Stock” means all of the capital stock of Proponix Canada owned by the Canadian Borrower immediately prior to the Proponix Transaction.

     “Proponix Transaction” means, collectively, the following transactions, which shall occur in the following order:

(a) the contribution of up to $16,000,000 by AMS into OneEdge; and

(b) (i) the sale by the Australian Borrower to OneEdge of all of the Proponix Australia Stock and (ii) the sale by the Canadian Borrower to OneEdge of all of the Proponix Canada Stock, such sales described in clauses (i) and (ii) to be for an aggregate consideration not to exceed $16,000,000; and

(c) the Investment of up to $10,000,000 in the aggregate in Proponix Australia and Proponix Canada by OneEdge.

     “Register” has the meaning set forth in Section 10.07(c).

     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, (c) with respect to a Swing Line Loan, a Swing Line Loan Notice, (d) with respect to a Canadian Loan, a Canadian Loan Notice, and (e) with respect to an Australian Loan, an Australian Loan Notice.

     “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans and its Offshore Currency Risk Participations in Canadian Fronting Lender Loans and Australian Fronting Lender Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. At any time that there are six or more Lenders with Commitments or outstanding Loans or L/C Obligations, “Required Lenders” shall mean three or more Lenders provided that such Lenders also satisfy the requirements of the immediately preceding sentence.

     “Responsible Officer” means the chief executive officer, the president, any executive vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of AMS or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

     “Revaluation Date” means each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan or Subfacility Loan (in each case other than an Australian Loan) denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan (other than an Australian Loan) denominated in an Alternative Currency pursuant to Section 2.02 or 2.05(d), (c) one Business Day before each date of a Borrowing of an Australian Loan denominated in an Alternative Currency, (d) one Business Day before each date of a continuation of an Australian Loan denominated in an Alternative Currency pursuant to Section 2.06(d), (e) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (f) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (g) each date of a drawing under a Letter of Credit denominated in an Alternative Currency, (h) the last Business Day of each March, June, September and December, and (i) such additional dates as the Applicable Agent or the Required Lenders shall specify.

     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     “SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of AMS and its Subsidiaries as of that date determined in accordance with GAAP.

     “Solvent” means, when used with respect to any Person, that at the time of determination:

(a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including all contingent obligations; and

(b) it is then able and expects to be able to pay its debts as they mature; and

(c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     “SPC” has the meaning specified in Section 10.07(h).

     “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

     “Specified Default” means a Default under Section 8.01(d) or (e) which Default would not reasonably be expected to have a Material Adverse Effect.

     “Spot Rate” for a currency means the rate quoted by Bank of America (or, in the case of Canadian Loans, the rate quoted by the Canadian Fronting Lender, or, in the case of Australian Loans, the rate quoted by the Australian Fronting Lender) as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     “Sterling” means the lawful currency of the United Kingdom.

     “Subfacility Loans” means, collectively, the Swing Line Loans, the Canadian Loans and the Australian Loans.

     “Subordinated Indebtedness” has the meaning specified in Section 7.13.

     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of AMS.

     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,

or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     “Swedish Krona” means the lawful currency of Sweden.

     “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

     “Swing Line Base Rate” means for any day a fluctuating rate per annum equal to the Federal Funds Rate.

     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

     “Swing Line Loan” has the meaning specified in Section 2.04(a).

     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

     “Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

     “Syndication Agent” means Wachovia Bank, National Association in its capacity as syndication agent.

     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     “TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

     “Threshold Amount” means (a) with respect to Section 8.01(f), $5,000,000 and (b) otherwise, $1,000,000.

     “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

     “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     “Uninsured Liabilities” shall mean any losses, damages, costs, expenses and/or, liabilities (including any losses, damages, costs, expenses or liabilities resulting from property damage or casualty, general liability, workers’ compensation claims and business interruption) incurred by any Borrower or any Subsidiary of any Borrower which are not covered by insurance provided by insurance companies having an A.M. Best Rating of at least A- which are not Affiliates of AMS, but with respect to which losses, damages, costs, expenses or liabilities such insurance coverage is available to Persons engaged in the same or similar business as AMS and its Subsidiaries.

     “United States” and “U.S.” mean the United States of America.

     “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

     “Wachovia Letter Agreement” means the letter agreement dated September 5, 2002 among AMS, the Syndication Agent and Wachovia Securities, Inc.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b)  (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (c)  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

     (d)  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b)  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either AMS or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c)  With respect to any Acquisition consummated on or after the Closing Date, the following shall apply:

(i) For each period of four fiscal quarters of AMS ending next following the date of any Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Administrative Agent;

(ii) For each period of four fiscal quarters of AMS ending next following the date of each Acquisition, Consolidated Interest Charges and Consolidated Lease Payments shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest Charges and Consolidated Lease Payments shall be adjusted on a historical pro forma basis to (A) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition, (B) eliminate lease and rental payments accrued during such period on any leases that do not constitute

Indebtedness and which leases are repaid or cancelled in connection with such Acquisition, (C) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition (“Incremental Debt”), and (D) include lease and rental payments on any leases that do not constitute Indebtedness which leases are incurred, acquired or assumed in connection with such Acquisition (“Incremental Leases”, and collectively with the Incremental Debt, “Incremental Debt and Leases”), in each case under clause (C) or (D) calculated (y) as if all such Incremental Debt and Leases had been incurred as of the first day of such four-quarter period and (z) at the following interest or rental rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt and Leases assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest (or, in the case of Incremental Leases, the actual rent) applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt and Leases, equal to the rate of interest (or, in the case of Incremental Leases, the rent) actually applicable to such Incremental Debt and Leases hereunder or under other financing or lease documents applicable thereto as at the end of each affected period of such four fiscal quarters, as the case may be.

     1.04 Rounding. Any financial ratios required to be maintained by AMS pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day. Unless otherwise specified, (a) all references to times of day in Section 2.5 or Section 2.07(c), or in the definition of “Spot Rate” with respect to Canadian Loans, shall be references to Toronto, Canada time, (b) all references to times of day in Section 2.06 or Section 2.07(d), or in the definition of “Spot Rate” with respect to Australian Loans, shall be references to Sydney, Australia time and (c) all other references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

     1.08 Exchange Rates; Currency Equivalents.

     (a)  The Applicable Agent (or the L/C Issuer, as applicable) shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed (by such Agent or such L/C Issuer) in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Applicable Agent (or the L/C Issuer, as applicable).

     (b)  Except as the context otherwise requires, wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Applicable Agent (or the L/C Issuer, as applicable).

     1.09 Additional Alternative Currencies.

     (a)  The Applicable Borrower may from time to time request that Committed Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency otherwise meets the requirements set forth in such definition. Any such request shall be made to the Administrative Agent (which shall promptly notify each Lender thereof) not later than 12:00 noon, 15 Business Days prior to the date of the desired Credit Extension. Each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Committed Loans in such requested currency. Any failure by a Lender to respond to such request within the time period specified in the preceding sentence shall not be deemed to be a consent by such Lender to make Committed Loans in such requested currency. If all the Lenders consent to making Committed Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder.

     (b)  The Canadian Borrower may from time to time request that Canadian Loans be made in a currency other than Dollars and Canadian Dollars, provided that such requested currency is also an Alternative Currency. Any such request shall be made to the Administrative Agent (which shall promptly notify the Canadian Agent and each Lender thereof) not later than 12:00 noon, 15 Business Days prior to the date of the desired Credit Extension. The Canadian Agent and each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Canadian Loans (or purchasing Canadian Risk Participations) in such requested currency. Any failure by the Canadian Agent or a Lender to respond to such request within the time period specified in the preceding sentence shall not be deemed to be a consent by the Canadian Agent or such Lender to make Canadian Loans (or purchase Canadian Risk Participations) in such requested currency. If the Canadian Agent and all the Lenders consent to making Canadian Loans (or purchasing Canadian Risk Participations) in such requested currency, the Administrative Agent shall so notify the Canadian Borrower and such currency shall thereupon be deemed for all purposes to be an Canadian Alternative Currency hereunder.

     (c)  The Australian Borrower may from time to time request that Australian Loans be made in a currency other than Dollars and Australian Dollars, provided that such requested currency is also an Alternative Currency. Any such request shall be made to the Administrative Agent (which shall promptly notify the Australian Agent and each Lender thereof) not later than 12:00 noon, 15 Business Days prior to the date of the desired Credit Extension. The Australian Agent and each Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to making Australian Loans (or purchasing Australian Risk Participations) in such requested currency. Any failure by the Australian Agent or a Lender to respond to such request within the time period specified in the preceding sentence shall not be deemed to be a consent by the Australian Agent or such Lender to make Australian Loans (or to purchase Australian Risk Participations) in such requested currency. If the Australian Agent and all the Lenders consent to making Australian Loans (or purchasing Australian Risk Participations) in such requested currency, the Administrative Agent shall so notify the Australian Borrower and such currency shall thereupon be deemed for all purposes to be an Australian Alternative Currency hereunder.

     1.10 Redenomination of Certain Alternative Currencies.

     (a)  Each obligation of any Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

     (b)  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to each Committed Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business

Day during the Availability Period, in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Australian Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, each Committed Borrower may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

     2.02 Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, and (ii) 12:00 noon four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Applicable Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon (I) four Business Days prior to the requested date of such Borrowing, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars and (II) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (1) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars and (2) four Business Days (or five Business Days in the case of a Special Notice Currency) before the requested date of such Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. In addition, a Loan denominated in an Alternative Currency may have an Interest Period of six months only if the Administrative Agent is able to determine the Eurocurrency Rate for such Loan for such period. Each telephonic notice by the Applicable Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Funding Officer of the Applicable Borrower.

Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of, or conversion to or continuation of Eurocurrency Rate Loans in Alternative Currencies shall be in a minimum principal Dollar Equivalent amount of $2,000,000. Except as provided in Sections 2.03(c), 2.04(c) and 2.03(g), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed; provided, however, that if, as of the date of any Committed Loan Notice requesting a Committed Borrowing, there are L/C Borrowings outstanding, the Applicable Borrower shall be deemed to have requested that a portion of the requested Committed Loans in a principal amount equal to the outstanding principal amount of such L/C Borrowings be denominated in Dollars. If the Applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

     (b)  Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in an Alternative Currency, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension,

Section 4.01), the Administrative Agent shall make all funds so received available to the Applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Applicable Borrower; provided, however, that if, on the date of the Committed Borrowing, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second to the Applicable Borrower as provided above.

     (c)  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans without the consent of the Required Lenders; and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be repaid on the last day of the then current Interest Period with respect thereto; provided however, that if the Required Lenders do not so consent or demand by the end of any Interest Period for any such Loan, (a) any Canadian Loan shall then automatically convert to a Canadian Prime Rate Loan, and (b) any other Eurocurrency Rate Loan denominated in an Alternative Currency shall then automatically continue as a Eurocurrency Rate Loan having an Interest Period of one month.

     (d)  The Administrative Agent shall promptly notify the Applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Applicable Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e)  After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to all Committed Loans to all the Committed Borrowers.

     2.03 Letters of Credit.

     (a)  The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the date that is 30 days before the Maturity Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of each Committed Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any

Committed Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any such Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Australian Loans would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, each Committed Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Committed Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer that are then generally applicable to customers of the L/C Issuer; or

(E) such Letter of Credit is in an initial amount less than the Dollar Equivalent of $20,000, or is to be denominated in a currency other than Dollars or an Alternative Currency.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b)  Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Funding Officer of the Applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Applicable Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of

Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued, which date shall be at least thirty (30) days prior to the end of such 12-month period. Unless otherwise directed by the L/C Issuer, the Applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c)  Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Applicable Borrower and the Administrative Agent thereof, and the drawing will not be paid under the Letter of Credit until at least one Business Day after such notice is given to the Applicable Borrower and the Administrative Agent thereof unless such delay would cause the financial institution honoring the Letter of Credit to be in default with respect to its obligations pursuant to the Letter of Credit. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in Dollars in an amount equal to the Dollar Equivalent amount of such drawing determined as of the date of such drawing. If the Applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar Equivalent amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Applicable Borrower shall be deemed to have requested at 11:00 a.m. on the Honor Date a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a

Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in Dollars in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable (together with interest) on demand (and if no demand is earlier made, on the Maturity Date) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d)  Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s Loan or L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e)  Obligations Absolute. The obligation of the Applicable Borrower to reimburse the L/C Issuer in Dollars for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit provided that such draft or certificate appears substantially to comply on its face (without further duty or inquiry by the L/C Issuer); or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

     The Applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Applicable Borrower’s instructions or other irregularity, the Applicable Borrower will then immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f)  Role of L/C Issuer. Each Lender and each Committed Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Committed Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Applicable Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Applicable Borrower which the Applicable Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g)  Cash Collateral.

(i) Upon the request of the Administrative Agent, if (A) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) as of any date (a “Reference Date”) within 10 Business Days before the Maturity Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, then, in either case, Applicable Borrower shall (on the first Business Day after the date of such request by the Administrative Agent) Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to the Dollar Equivalent of such Outstanding Amount determined as of the date of such L/C Borrowing or such Reference Date, as the case may be). In addition, whether or not the Administrative Agent so requests, on the Letter of Credit Mandatory Collateralization Date the Applicable Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations with respect to each Letter of Credit that has an expiry date later than the Maturity Date, such Cash Collateralization to be in an amount equal to the Dollar Equivalent Amount of such Outstanding Amount determined as of the Letter of Credit Mandatory Collateralization Date. The Administrative Agent may, at any time and from time to time after the initial deposit of any Cash Collateral pursuant to this paragraph, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (collectively, “Cash Collateral”) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Committed Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America, which accounts shall be under the “control” of the Administrative Agent (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction); and in connection with establishing such accounts, each Committed Borrower shall execute such documents, and take such other actions, as the Administrative Agent may require in its reasonable discretion.

(ii) If the Applicable Borrower fails for any reason to deliver any amount of Cash Collateral (the “Undelivered Collateral Amount”) to the Administrative Agent on any date required pursuant to this Section 2.03(g) (the “Collateralization Date”) (other than the failure to provide Cash Collateral for Outstanding L/C Borrowings), then the Applicable Borrower shall be deemed to have requested at 11:00 a.m. on the Collateralization Date a Committed Borrowing of Base Rate Loans to be disbursed on the Collateralization Date in an amount equal to the Undelivered Collateral Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(g)(ii) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(g)(ii)) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share of the Undelivered Collateral Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(g)(iv), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Applicable Borrower in such amount, and the Applicable Borrower shall be deemed to have Cash Collateralized the respective L/C Obligations with the proceeds of such Loan, which the Administrative Agent shall hold as Cash Collateral for such L/C Obligations.

(iv) With respect to any Undelivered Collateral Amount (except undelivered Collateral for Outstanding L/C Borrowings) that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in Dollars in the amount of the Undelivered Collateral Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(g)(iii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(v) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(g) to finance Cash Collateral for any L/C Obligations, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(vi) Each Lender’s obligation to make Committed Loans or L/C Advances to finance Cash Collateral for any L/C Obligations, as contemplated by this Section 2.03(g), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(g) is subject to the conditions set forth in Section 4.02 (other than delivery by the Applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vii) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(g) by the time specified in Section 2.03(g)(iii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vii) shall be conclusive absent manifest error.

     (h)  Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. AMS and the Applicable Borrower, jointly and severally, shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears, with adjustments for any partial quarter. Such Letter of Credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j)  Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. AMS shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts specified in the Fee Letter. Such fronting fee for each Letter of Credit shall be computed on a quarterly basis in arrears (with adjustments for any partial quarter) and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, AMS and the Applicable Borrower, jointly and severally, shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k)  Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04 Swing Line Loans.

     (a)  The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to each Committed Borrower, in Dollars or in the Alternative Currency that is the lawful currency under the laws of which the Applicable Borrower is organized, from time to time on any Business Day during the Availability Period in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of the Swing Line Sublimit, notwithstanding the fact that the Dollar Equivalent of the amount of such Swing Line Loans, when aggregated with (x) the Pro Rata Share of the Outstanding Amount of Committed Loans and L/C Obligations, (y) the Outstanding Amount of Australian Loans (or the Australian Risk Participations in such Loans), and (z) the Outstanding Amount of Canadian Loans (or the Canadian Risk Participations in such Loans), in each case of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Australian Loans shall not exceed such Lender’s Commitment, and provided, further, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and provided further that the Swing Line Lender shall not make any Swing Line Loan (other than a Dollar-denominated Base Rate Loan) unless and until the Swing Line Lender and AMS (for itself and on behalf of the Applicable Borrower) shall have agreed to the rate of interest applicable to such Swing Line Loan, which agreement shall be in the discretion of each of the Swing Line Lender and AMS. Within the foregoing limits, and subject to the other terms and conditions hereof, each Committed Borrower may borrow under this Section 2.04, prepay under Section 2.07, and reborrow under this Section 2.04. Each Swing Line Loan denominated in Dollars shall bear interest at the Swing Line Base Rate plus the Applicable Rate. Each Swing Line Loan denominated in an Alternative Currency shall bear interest at a rate to be agreed upon between the Swing Line Lender and AMS (on behalf of itself and the Applicable Borrower). Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

     (b)  Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Applicable Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (i) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Swing Line Borrowing denominated in an Alternative Currency, and (ii) on the requested date of any Swing Line Borrowing denominated in Dollars. Each such notice shall specify (i) the amount and currency to be borrowed, (ii) the requested borrowing date, which shall be a Business Day, (iii) the rate of interest applicable to such Swing Line Loan (as provided herein or as agreed to by the Swing Line Lender and AMS prior to the delivery of such notice, or if such rate has not been agreed to, a statement that such Loan is contingent on the Swing Line Lender and AMS agreeing to such a rate prior to the requested borrowing date), and (iv) if such Swing Line Loan is to be denominated in Dollars, the duration of the Interest Period with respect to such Loan. Each Swing Line Borrowing shall be in a minimum principal Dollar Equivalent amount of (y) $100,000 in the case of a Swing Line Borrowing denominated in Dollars or (z) $1,000,000 in the case of a Swing Line Borrowing denominated in an Alternative Currency. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Funding Officer of the Applicable Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. in the case of any Swing Line Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Swing Line Loan denominated in an Alternative Currency, in each case on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Applicable Borrower in the applicable currency either by (i) crediting the account of the Applicable Borrower on the books of the Swing Line Lender in Same Day Funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender by the Applicable Borrower.

     (c)  Refinancing of Swing Line Loans.

(i) At any time, commencing on the last date of the Interest Period for a Swing Line Loan, the Swing Line Lender in its sole and absolute discretion may request, on behalf of the Applicable Borrower (which hereby irrevocably authorizes the Swing

Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to the Dollar Equivalent of such Lender’s Pro Rata Share of the outstanding amount of such Swing Line Loan as of the date of such Base Rate Committed Loan. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. If (as a result of any change in currency exchange rates) such funds are insufficient to refinance such Swing Line Loan in its entirety, the Swing Line Lender may, on behalf of the Applicable Borrower, request that the Lenders make additional Base Rate Committed Loans in accordance with this paragraph as necessary to refinance such Swing Line Loan in its entirety.

(ii) If for any reason any Swing Line Loan cannot be refinanced in its entirety by such Committed Borrowings in accordance with Section 2.04(c)(i), any request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund in Dollars the Dollar Equivalent amount of its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of AMS or the Applicable the Borrowers to repay Swing Line Loans, together with interest as provided herein.

     (d)  Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender in Dollars the Dollar Equivalent of its Pro Rata Share of such payment as of the date of the Swing Line Lender’s receipt of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded). In the event the Swing Line Loan was made in an Alternative Currency, the payment received with respect thereto is in such Alternative Currency, and the Dollar Equivalent Amount of such payment (as of the date of the Swing Line Lender’s receipt thereof) is less than it would have been at the date the Lenders purchased and funded their risk participations in such Swing Line Loan, the Applicable Borrower shall remain liable for payment in Dollars of such deficiency to each such Lender notwithstanding the Applicable Borrower’s tender of payment in the Alternative Currency in which the Swing Line Loan was made.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender in Dollars the Dollar Equivalent of its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e)  Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Applicable Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f)  Payments Directly to Swing Line Lender. The Applicable Borrower shall make all payments of principal and interest in respect of each Swing Line Loan directly to the Swing Line Lender.

     2.05 Canadian Loans. (a) Subject to the terms and conditions set forth herein, (i) each Canadian Funding Lender agrees to make (or cause a Designated Offshore Currency

Affiliate to make) loans (each such loan, a “Canadian Funding Lender Loan”) to the Canadian Borrower, in Dollars or in one or more Canadian Alternative Currencies, from time to time on any Business Day during the Availability Period, in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of such Canadian Funding Lender’s Commitment, and (ii) the Canadian Fronting Lender agrees to make loans (each such loan, a “Canadian Fronting Lender Loan”) to the Canadian Borrower, in Dollars or in one or more Canadian Alternative Currencies, in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of the Canadian Sublimit, notwithstanding the fact that the Dollar Equivalent of the amount of such Canadian Fronting Lender Loans, when aggregated with (x) the Outstanding Amount of Committed Loans, L/C Obligations and Swing Line Loans and (y) the Outstanding Amount of the Australian Loans (or the Australian Risk Participations in such Loans), in each case of the Lender acting as Canadian Fronting Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Canadian Loan, (i) the aggregate Outstanding Amount of Canadian Loans shall not exceed the Canadian Sublimit, (ii) the Total Outstandings shall not exceed the Aggregate Commitments, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender,plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations,plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans,plus such Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Loans,plus such Lender’s Pro Rata Share of the Outstanding Amount of all Australian Loans shall not exceed such Lender’s Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.05, prepay under Section 2.07, and reborrow under this Section 2.05.

     (b)  Each Canadian Borrowing and each continuation of Canadian Loans shall be made upon the Canadian Borrower’s irrevocable notice to the Canadian Agent and the Canadian Fronting Lender, which may be given by telephone. Each such notice must be received by the Canadian Fronting Lender and Canadian Agent not later than 11:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of or continuation of Canadian Loans; provided, however, that if the Canadian Borrower wishes to request Canadian Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Canadian Agent and the Canadian Fronting Lender not later than 11:00 a.m. five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing or continuation of Canadian Loans, whereupon the Canadian Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. In the event of such request, then not later than 11:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) before the requested date of such Borrowing or continuation of Canadian Loans the Canadian Agent shall notify the Canadian Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders; provided, however, that the failure of the Canadian Agent to deliver such notice by such time shall not be deemed to constitute consent by the Lenders to the requested Interest Period. In addition, a Loan denominated in an Canadian Alternative Currency may have an Interest Period of six months only if the Canadian Agent is able to determine the Eurocurrency Rate for such Loan for such period. Each telephonic notice by the Canadian Borrower pursuant to this Section 2.05(b) must be confirmed immediately by delivery to the Canadian Agent and the Canadian Fronting Lender

of a written Canadian Loan Notice, appropriately completed and signed by a Funding Officer of the Canadian Borrower. Each Borrowing of or continuation of Canadian Loans shall be in a minimum principal Dollar Equivalent amount of $2,000,000. Each Canadian Loan Notice (whether telephonic or written) shall specify (i) whether the Canadian Borrower is requesting a Canadian Borrowing or a continuation of Canadian Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Canadian Loans to be borrowed or continued, (iv) the duration of the Interest Period with respect thereto, and (v) the currency of the Canadian Loans to be borrowed. If the Canadian Borrower fails to specify a currency in a Canadian Loan Notice requesting a Borrowing, then the Canadian Loans so requested shall be made in Canadian Dollars. If the Canadian Borrower fails to give a timely notice requesting a continuation of Canadian Loans, such Loans shall be continued as Canadian Loans with an Interest Period of one month. If the Canadian Borrower requests a Borrowing of or continuation of Canadian Loans in any such Canadian Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Canadian Loan may be converted into or continued as a Loan denominated in a different currency.

     (c)  Following receipt of a Canadian Loan Notice requesting a Credit Extension under the Canadian Facility, the Canadian Agent shall promptly notify (i) each respective Canadian Funding Lender of the amount of its Pro Rata Share of such Credit Extension, (ii) the Canadian Fronting Lender of its Canadian Fronting Share of such Credit Extension and (iii) each respective Canadian Participating Lender of the amount of its Canadian Risk Participation in such Credit Extension. Each Canadian Funding Lender (or its Designated Offshore Currency Affiliate) and the Canadian Fronting Lender shall make the amount of its Canadian Loan available to the Canadian Agent in Same Day Funds at the Canadian Agent’s Office for the applicable currency not later than the Applicable Time specified by the Canadian Agent on the Business Day specified in the applicable Canadian Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Canadian Agent shall make all funds so received available to the Canadian Borrower in like funds as received by the Canadian Agent either by (i) crediting the account of the Canadian Borrower on the books of the Canadian Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Canadian Agent by the Canadian Borrower. Following receipt of a Canadian Loan Notice requesting continuation of any Canadian Loans, the Canadian Agent shall promptly notify (x) each respective Canadian Funding Lender of the amount of its Pro Rata Share of such Loans, (y) the Canadian Fronting Lender of the amount of its Canadian Fronting Share of such Loans and (z) each respective Canadian Participating Lender of the amount of its Canadian Risk Participation in such Credit Extension, and if no timely notice of a conversion or continuation is provided by the Canadian Borrower, the Canadian Agent shall notify each respective Canadian Funding Lender, the Canadian Fronting Lender and each respective Canadian Participating Lender of the details of any automatic continuation of Canadian Loans, in each case as described in the preceding subsection.

     (d)  Except as otherwise provided herein, a Canadian Loan may be continued only on the last day of an Interest Period for such Canadian Loan. During the existence of a Default, no Canadian Loans may be requested as or continued as Eurocurrency Rate Loans without the consent of the Required Lenders, the Canadian Fronting Lender and the Canadian Funding

Lenders; and the Required Lenders, the Canadian Fronting Lender or the Canadian Funding Lenders may demand that any or all of the then outstanding Canadian Loans be repaid on the last day of the then current Interest Period with respect thereto; provided, however, that if the Required Lenders, the Canadian Fronting Lender and the Canadian Funding Lenders do not so consent or demand by the end of any Interest Period for any such Loan, such Canadian Loan shall then automatically convert into a Canadian Prime Rate Loan.

     (e)  The Canadian Agent shall promptly notify the Canadian Borrower, the respective Canadian Funding Lenders and the Canadian Fronting Lender of the interest rate applicable to any Interest Period for Canadian Loans upon the Canadian Agent’s determination of such interest rate. The determination of the Eurocurrency Rate by the Canadian Agent with respect to Canadian Loans shall be conclusive in the absence of manifest error.

     (f)  After giving effect to all Canadian Borrowings and all continuations of Canadian Loans, there shall not be more than three (3) Interest Periods in effect with respect to all Canadian Loans that are Eurocurrency Rate Loans.

     (g)  The Canadian Agent shall be responsible for invoicing the Canadian Borrower for interest on the Canadian Loans. Until a Canadian Participating Lender funds its Canadian Risk Participation pursuant to this Section 2.05 to refinance a portion of any Canadian Fronting Lender Loan, interest in respect of such portion shall be solely for the account of the Canadian Fronting Lender.

     (h)  Immediately upon the funding by the Canadian Fronting Lender of any Canadian Fronting Lender Loan, each Canadian Participating Lender with respect to such Loan shall be deemed to have absolutely, irrevocably and unconditionally purchased from the Canadian Fronting Lender a Canadian Risk Participation in such Canadian Fronting Lender Loan in an amount such that, after such purchase, (i) each of the Canadian Fronting Lender and each Canadian Participating Lender will have a Canadian Loan Credit Exposure with respect to such Canadian Fronting Lender Loan equal in amount to such Lender’s Pro Rata Share of all Canadian Loans (including such Canadian Fronting Lender Loan and all Canadian Funding Lender Loans) that were included in the same Credit Extension as such Canadian Fronting Lender Loan, and (ii) each Canadian Funding Lender will have a Canadian Loan Credit Exposure with respect to its Canadian Funding Lender Loan equal in amount to such Lender’s Pro Rata Share of all Canadian Loans (including the Canadian Fronting Lender Loan, its Canadian Funding Lender Loan and all other Canadian Funding Lender Loans) that were included in the same Credit Extension as such Canadian Fronting Lender Loan.

     (i)  (i) Upon the occurrence and during the continuance of an Event of Default or (ii) in connection with the resignation of the Canadian Fronting Lender or the assignment by the Canadian Fronting Lender of all its interest under this Agreement, the Canadian Fronting Lender may, by written notice to the Canadian Agent and the Administrative Agent delivered not later than 11:00 a.m. on the proposed date of funding and payment of such Canadian Risk Participations as shall be specified in such notice (the “Canadian Participation Payment Date”), request each Canadian Participating Lender with respect to any Canadian Fronting Lender Loan to fund in the applicable currency on the Canadian Participation Payment Date the amount of its Canadian Risk Participation in such Loan. Following receipt of such notice, the Canadian Agent shall promptly notify each Canadian Participating Lender of the amount of its Canadian Risk Participation with respect to each such Loan (as of the Canadian Participation Payment Date) and the applicable Canadian Participation Payment Date. Any notice given by the Canadian Fronting Lender or the Canadian Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the absence of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (j)  On the applicable Canadian Participation Payment Date with respect to any Canadian Fronting Lender Loan, each Canadian Participating Lender with respect to such Loan shall deliver to the Canadian Agent the amount of such Lender’s Canadian Risk Participation (as determined in accordance with Section 2.05(i)) with respect to such Loan in the applicable currency and in Same Day Funds. Upon receipt of any such amounts from the Canadian Participating Lenders, the Canadian Agent shall distribute such amounts in Same Day Funds to the Canadian Fronting Lender.

     (k)  In the event that any Canadian Participating Lender fails to make available to the Canadian Fronting Lender the amount of its Canadian Risk Participation with respect to any Canadian Fronting Lender Loan as provided herein, the Canadian Agent shall be entitled to recover (on behalf of the Canadian Fronting Lender) from such Canadian Participating Lender on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is funded in Same Day Funds at a rate per annum equal to the Overnight Rate (calculated as described below) from time to time in effect; provided that (notwithstanding the method for calculating the Overnight Rate) such payment and interest payment shall be made in the applicable currency of such Loan. In the case of a payment denominated in Canadian Dollars, the Overnight Rate shall be calculated based on the amount of such payment. In the case of a payment denominated in any currency other than Canadian Dollars, the Overnight Rate shall be calculated based on the Alternative Currency Equivalent (in Canadian Dollars) of the Dollar Equivalent amount of such payment. A certificate of the Canadian Agent submitted to any Canadian Participating Lender with respect to any amounts owing hereunder shall be conclusive absent manifest error.

     (l)  At any time after any Canadian Participating Lender has purchased and funded a Canadian Risk Participation in a Canadian Fronting Lender Loan, if the Canadian Fronting Lender receives any payment on account of such Canadian Fronting Lender Loan, the Canadian Fronting Lender shall promptly notify the Canadian Agent thereof and distribute to the Canadian Agent, for its distribution to each Canadian Participating Lender, in Same Day Funds the amount of such Canadian Participating Lender’s Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Canadian Participating Lender’s Canadian Risk Participation was funded). If the Canadian Agent has received such notice and such payment from the Canadian Fronting Lender by 11:00 a.m. on any Business Day, the Canadian Agent shall distribute the respective Pro Rata Share of such payment to each Canadian Participation Lender on such day.

     (m)  Anything contained herein to the contrary notwithstanding, each Canadian Participating Lender’s obligation to acquire and pay for its purchase of Canadian Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Canadian Participating Lender may have against the Canadian Fronting Lender, the Canadian Agent, the Canadian Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of the Canadian Borrower; (iv) any breach of this Agreement or any other Loan Document by the Canadian Borrower, any other Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (n)  In no event shall (i) the Canadian Risk Participation of any Canadian Participating Lender in any Canadian Loans pursuant to this Section 2.05 be construed as a loan or other extension of credit by such Canadian Participating Lender to the Canadian Borrower, any Lender or any Agent or (ii) this Agreement be construed to require any Canadian Participating Lender with respect to any Canadian Loan to make such Loan in Canadian Dollars to the Canadian Borrower under this Agreement or under the other Loan Documents.

     (o)  If any payment received by the Canadian Fronting Lender in respect of principal or interest on any Canadian Fronting Lender Loan is required to be returned by the Canadian Fronting Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Canadian Fronting Lender in its discretion), each Canadian Participating Lender shall pay to the Canadian Fronting Lender in the applicable currency its Pro Rata Share thereof on demand of the Canadian Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Canadian Agent will make such demand upon the request of the Canadian Fronting Lender.

     2.06 Australian Loans. (a) Subject to the terms and conditions set forth herein, (i) each Australian Funding Lender agrees to make (or cause a Designated Offshore Currency Affiliate to make) loans (each such loan, an “Australian Funding Lender Loan”) to the Australian Borrower, in Dollars or in one or more Australian Alternative Currencies, from time to time on any Business Day during the Availability Period, in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of such Australian Funding Lender’s Commitment, and (ii) the Australian Fronting Lender agrees to make loans (each such loan, an “Australian Fronting Lender Loan”) to the Australian Borrower, in Dollars or in one or more Australian Alternative Currencies, in an aggregate amount at any time outstanding for which the Dollar Equivalent does not exceed the amount of the Australian Sublimit, notwithstanding the fact that the Dollar Equivalent of the amount of such Australian Fronting Lender Loans, when aggregated with (x) the Outstanding Amount of Committed Loans, L/C Obligations and Swing Line Loans and (y) the Outstanding Amount of the Canadian Loans (or the Canadian Risk Participations in such Loans), in each case of the Lender acting as Australian Fronting Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Australian Loan, (i) the aggregate Outstanding Amount of Australian Loans shall not exceed the Australian Sublimit, (ii) the Total Outstandings shall not exceed the Aggregate Commitments, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Australian Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Canadian Loans shall not exceed such Lender’s Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Australian Borrower may borrow under this Section 2.06, prepay under Section 2.07, and reborrow under this Section 2.06.

     (b)  Each Australian Borrowing and each continuation of Australian Loans shall be made upon the Australian Borrower’s irrevocable notice to the Australian Agent and the Australian Fronting Lender. Each such notice must be received by the Australian Fronting Lender and Australian Agent not later than 11:00 a.m. four Business Days (or five Business Days in the case of an Australian Special Notice Currency) prior to the requested date of any Borrowing of or continuation of Australian Loans; provided, however, that if the Australian Borrower wishes to request Australian Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Australian Agent and the Australian Fronting Lender not later than 11:00 a.m. five Business Days (or six Business Days in the case of an Australian Special Notice Currency) prior to the requested date of such Borrowing or continuation of Australian Loans, whereupon the Australian Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. In the event of such request, then not later than 11:00 a.m. four Business Days (or five Business Days in the case of an Australian Special Notice Currency) before the requested date of such Borrowing or continuation of Australian Loans the Australian Agent shall notify the Australian Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders; provided, however, that the failure of the Australian Agent to deliver such notice by such time shall not be deemed to constitute consent by the Lenders to the requested Interest Period. In addition, a Loan denominated in an Australian Alternative Currency may have an Interest Period of six months only if the Australian Agent is able to determine the Eurocurrency Rate for such Loan for such period. Each notice by the Australian Borrower pursuant to this Section 2.06(b) must be accomplished by delivery to the Australian Agent and the Australian Fronting Lender of a written Australian Loan Notice, appropriately completed and signed by a Funding Officer of the Australian Borrower. Each Borrowing of or continuation of Australian Loans shall be in a minimum principal Dollar Equivalent amount of $2,000,000. Each Australian Loan Notice shall specify (i) whether the Australian Borrower is requesting a Australian Borrowing or a continuation of Australian Loans, (ii) the requested date of the Borrowing or continuation, as the case may be, (which shall be a Business Day), (iii) the principal amount of Australian Loans to be borrowed or continued, (iv) the duration of the Interest Period with respect thereto, and (v) the currency of the Australian Loans to be borrowed. If the Australian Borrower fails to specify a currency in an Australian Loan Notice requesting a Borrowing, then the Australian Loan so requested shall be made in Australian Dollars. If the Australian Borrower fails to give a timely notice requesting a continuation of Australian Loans, such Loans shall be continued as Australian Loans with an Interest Period of one month. If the Australian Borrower requests a Borrowing of or continuation of Australian Loans in any such Australian Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Australian Loan may be converted into or continued as a Loan denominated in a different currency.

     (c)  Following receipt of a Australian Loan Notice requesting a Credit Extension under the Australian Facility, the Australian Agent shall promptly notify (i) each respective Australian Funding Lender of the amount of its Pro Rata Share of such Credit Extension, (ii) the Australian Fronting Lender of its Australian Fronting Share of such Credit Extension and (iii)

each respective Australian Participating Lender of the amount of its Australian Risk Participation in such Credit Extension. Each Australian Funding Lender (or its Designated Offshore Currency Affiliate) and the Australian Fronting Lender shall make the amount of its Australian Loan available to the Australian Agent in Same Day Funds at the Australian Agent’s Office for the applicable currency not later than the Applicable Time specified by the Australian Agent on the Business Day specified in the applicable Australian Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Australian Agent shall make all funds so received available to the Australian Borrower in like funds as received by the Australian Agent either by (i) crediting the account of the Australian Borrower on the books of the Australian Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Australian Agent by the Australian Borrower. Following receipt of a Australian Loan Notice requesting continuation of any Australian Loans, the Australian Agent shall promptly notify (x) each respective Australian Funding Lender of the amount of its Pro Rata Share of such Loans, (y) the Australian Fronting Lender of the amount of its Australian Fronting Share of such Loans and (z) each respective Australian Participating Lender of the amount of its Australian Risk Participation in such Credit Extension, and if no timely notice of a conversion or continuation is provided by the Australian Borrower, the Australian Agent shall notify each respective Australian Funding Lender, the Australian Fronting Lender and each respective Australian Participating Lender of the details of any automatic continuation of Australian Loans, in each case as described in the preceding subsection.

     (d)  Except as otherwise provided herein, an Australian Loan may be continued only on the last day of an Interest Period for such Australian Loan. During the existence of a Default, no Australian Loans may be requested as or continued without the consent of the Required Lenders, the Australian Fronting Lender and the Australian Funding Lenders; and the Required Lenders, the Australian Fronting Lender or the Australian Funding Lenders may demand that any or all of the then outstanding Australian Loans be repaid on the last day of the then current Interest Period with respect thereto; provided, however, that (except as otherwise provided herein) if the Required Lenders, the Australian Fronting Lender and the Australian Participating Lenders do not so consent or demand by the end of any Interest Period for any such Loan, such Australian Loan shall then automatically continue as a Eurocurrency Rate Loan having an Interest Period of one month.

     (e)  The Australian Agent shall promptly notify the Australian Borrower, the respective Australian Funding Lenders and the Australian Fronting Lender of the interest rate applicable to any Interest Period for Australian Loans upon the Australian Agent’s determination of such interest rate. The determination of the Eurocurrency Rate by the Australian Agent with respect to Australian Loans shall be conclusive in the absence of manifest error.

     (f)  After giving effect to all Australian Borrowings and all continuations of Australian Loans, there shall not be more than three (3) Interest Periods in effect with respect to all Australian Loans.

     (g)  The Australian Agent shall be responsible for invoicing the Australian Borrower for interest on the Australian Loans. Until a Australian Participating Lender funds its Australian Risk Participation pursuant to this Section 2.06 to refinance a portion of any Australian Fronting

Lender Loan, interest in respect of such portion shall be solely for the account of the Australian Fronting Lender.

     (h)  Immediately upon the funding by the Australian Fronting Lender of any Australian Fronting Lender Loan, each Australian Participating Lender with respect to such Loan shall be deemed to have absolutely, irrevocably and unconditionally purchased from the Australian Fronting Lender a Australian Risk Participation in such Australian Fronting Lender Loan in an amount such that, after such purchase, (i) each of the Australian Fronting Lender and each Australian Participating Lender will have a Australian Loan Credit Exposure with respect to such Australian Fronting Lender Loan equal in amount to such Lender’s Pro Rata Share of all Australian Loans (including such Australian Fronting Lender Loan and all Australian Funding Lender Loans) that were included in the same Credit Extension as such Australian Fronting Lender Loan, and (ii) each Australian Funding Lender will have a Australian Loan Credit Exposure with respect to its Australian Funding Lender Loan equal in amount to such Lender’s Pro Rata Share of all Australian Loans (including the Australian Fronting Lender Loan, its Australian Funding Lender Loan and all other Australian Funding Lender Loans) that were included in the same Credit Extension as such Australian Fronting Lender Loan.

     (i)  (i) Upon the occurrence and during the continuance of an Event of Default or (ii) in connection with the resignation of the Australian Fronting Lender or the assignment by the Australian Fronting Lender of all its interest under this Agreement, the Australian Fronting Lender may, by written notice to the Australian Agent and the Administrative Agent delivered not later than 11:00 a.m. three Business Days prior to the proposed date of funding and payment of such Australian Risk Participations as shall be specified in such notice (the “Australian Participation Payment Date”), request each Australian Participating Lender with respect to any Australian Fronting Lender Loan to fund in the applicable currency on the Australian Participation Payment Date the amount of its Australian Risk Participation in such Loan. Following receipt of such notice, the Australian Agent shall promptly notify each Australian Participating Lender of the amount of its Australian Risk Participation with respect to each such Loan (as of the Australian Participation Payment Date) and the applicable Australian Participation Payment Date.

     (j)  On the applicable Australian Participation Payment Date with respect to any Australian Fronting Lender Loan, each Australian Participating Lender with respect to such Loan shall deliver to the Australian Agent the amount of such Lender’s Australian Risk Participation (as determined in accordance with Section 2.06(i)) with respect to such Loan in the applicable currency and in Same Day Funds. Upon receipt of any such amounts from the Australian Participating Lenders, the Australian Agent shall distribute such amounts in Same Day Funds to the Australian Fronting Lender.

     (k)  In the event that any Australian Participating Lender fails to make available to the Australian Fronting Lender the amount of its Australian Risk Participation with respect to any Australian Fronting Lender Loan as provided herein, the Australian Agent shall be entitled to recover (on behalf of the Australian Fronting Lender) from such Australian Participating Lender on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is funded in Same Day Funds at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Australian Agent submitted to any Australian Participating Lender with respect to any amounts owing hereunder shall be conclusive absent manifest error.

     (l)  At any time after any Australian Participating Lender has purchased and funded a Australian Risk Participation in a Australian Fronting Lender Loan, if the Australian Fronting Lender receives any payment on account of such Australian Fronting Lender Loan, the Australian Fronting Lender shall promptly notify the Australian Agent thereof and distribute to the Australian Agent, for its distribution to each Australian Participating Lender, in Same Day Funds the amount of such Australian Participating Lender’s Pro Rata Share (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Australian Participating Lender’s Australian Risk Participation was funded). In the case of (i) any scheduled payment of principal or interest, (ii) any payment in Dollars or (iii) any prepayment made in accordance with Section 2.07(d), if the Australian Agent has received such notice and such payment from the Australian Fronting Lender by 11:00 a.m. on any Business Day, the Australian Agent shall distribute the respective Pro Rata Share of such payment to each Australian Participation Lender on such day. In the case of any payment other than a payment described in clause (i), (ii) or (iii) of the immediately preceding sentence, if the Australian Agent has received such payment from the Australian Fronting Lender by 11:00 a.m. on any Business Day (the “Receipt Date”) and has received notice of such payment from the Australian Fronting Lender by 11:00 a.m. on the preceding Business Day, the Australian Agent shall distribute the respective Pro Rata Share of such payment to each Australian Participating Lender on the Receipt Date.

     (m)  Anything contained herein to the contrary notwithstanding, each Australian Participating Lender’s obligation to acquire and pay for its purchase of Australian Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Australian Participating Lender may have against the Australian Fronting Lender, the Australian Agent, the Australian Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of the Australian Borrower; (iv) any breach of this Agreement or any other Loan Document by the Australian Borrower, any other Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (n)  In no event shall (i) the Australian Risk Participation of any Australian Participating Lender in any Australian Loans pursuant to this Section 2.06 be construed as a loan or other extension of credit by such Australian Participating Lender to the Australian Borrower, any Lender or any Agent or (ii) this Agreement be construed to require any Australian Participating Lender with respect to any Australian Loan to make such Loan in Australian Dollars to the Australian Borrower under this Agreement or under the other Loan Documents.

     (o)  If any payment received by the Australian Fronting Lender in respect of principal or interest on any Australian Fronting Lender Loan is required to be returned by the Australian Fronting Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Australian Fronting Lender in its discretion), each Australian Participating Lender shall pay to the Australian Fronting Lender in the applicable currency its Pro Rata Share thereof on demand of the Australian Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Australian Agent will make such demand upon the request of the Australian Fronting Lender.

     2.07 Prepayments.

     (a)  The Applicable Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) 1:00 p.m. four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) 12:00 noon on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum Dollar Equivalent principal amount of $2,000,000; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) The Applicable Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (A) four Business Days (or five Business Days in the case of prepayment of Swing Line Loans denominated in Special Notice Currencies) prior to any date of prepayment of Swing Line Loans denominated in Alternative Currencies and (B) on the date of the prepayment of Swing Line Loans denominated in Dollars; (ii) any such prepayment of Swing Line Loans denominated in Dollars shall be in a minimum principal amount of $100,000; and (iii) any such prepayment of Swing Line Loans denominated in Alternative Currencies shall be in a minimum Dollar Equivalent principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Swing Line Loan denominated in an Alternative Currency shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

     (c)  The Canadian Borrower may, upon notice to the Canadian Agent and the Canadian Fronting Lender, at any time or from time to time, voluntarily prepay Canadian Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Canadian Agent and the Canadian Fronting Lender not later than 1:00 p.m. four Business Days prior to any date of prepayment of such Loans and (ii) any such prepayment of Canadian Loans shall be in a minimum Dollar Equivalent principal amount of $2,000,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Canadian Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Canadian Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Canadian Loans of the Canadian Fronting Lender and the Canadian Funding Lenders, ratably in accordance with the Canadian Fronting Share of the Canadian Fronting Lender and the respective Pro Rata Shares of the Canadian Funding Lenders.

     (d)  The Australian Borrower may, upon notice to the Australian Agent and the Australian Fronting Lender, at any time or from time to time, voluntarily prepay Australian Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Australian Agent and the Australian Fronting Lender not later than 11:00 a.m. four Business Days prior to any date of prepayment of such Loans and (ii) any such prepayment of Australian Loans shall be in a minimum Dollar Equivalent principal amount of $2,000,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Australian Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Australian Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Australian Loans of the Australian Fronting Lender and the Australian Funding Lenders, ratably in accordance with the Australian Fronting Share of the Australian Fronting Lender and the respective Pro Rata Shares of the Australian Funding Lenders.

     (e)  If for any reason the Total Outstandings at any time exceed an amount equal to 103% the Aggregate Commitments then in effect, the Applicable Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Outstandings to an amount not to exceed 100% of the Aggregate Commitments then in effect; provided, however, that the respective Applicable Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.07(c) unless after the prepayment in full of the Committed Loans, Swing Line Loans, Canadian Loans and Australian Loans, the Total Outstandings exceed the Aggregate Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the result of further exchange rate fluctuations.

     (f)  Upon the request of AMS (but not more frequently than once every fiscal quarter of AMS without the consent of each Agent), the Agents shall (at the expense of AMS) deliver to AMS a payoff letter showing the outstanding amounts of principal and accrued interest on the then outstanding Obligations, such letter to be in a form reasonably acceptable to the Administrative Agent, including such assumptions regarding payoff dates, interest rates, Borrowings, Spot Rates and other matters as the Agents may reasonably require.

     2.08 Termination or Reduction of Commitments. AMS may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) AMS shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit, the Swing Line Sublimit, the Canadian Sublimit or the Australian Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     2.09 Repayment of Loans.

     (a)  The Applicable Borrower shall repay to the respective Lenders in the applicable currency on the Maturity Date the principal amount of each Committed Loan, each Canadian Loan and each Australian Loan outstanding on such date.

     (b)  The Applicable Borrower shall repay each Swing Line Loan in the applicable currency on the earlier to occur of (i) the last day of the Interest Period for such Loan and (ii) the Maturity Date.

     2.10 Interest.

     (a)  Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan and each Australian Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Base Rate plus the Applicable Rate; (iv) each Swing Line Loan denominated in an Alternative Currency shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate to be agreed upon by the Swing Line Lender and AMS (on behalf of itself and the Applicable Borrower) prior to the Swing Line Lender making such Swing Line Loan; and (v) each Canadian Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, except that (under the circumstances described in Section 2.05) a Canadian Loan shall bear interest at the Canadian Prime Rate plus the Applicable Rate (or the Default Rate, as applicable).

     (b)  If any amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the respective Applicable Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c)  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d)  For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

     2.11 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a)  Facility Fee. The Borrowers shall, jointly and severally, pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Subfacility Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Subfacility Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (b) Other Fees.

(i) AMS shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) AMS shall pay to each of the Syndication Agent and Wachovia Securities, Inc. for its own account fees in the amount and at the times specified in the Wachovia Letter Agreement. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.12 Computation of Interest and Fees. All computations of interest for (a) Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate,” (b) Canadian Prime Rate Loans and (c) Loans denominated in Sterling shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual number of days elapsed. All computations of interest for Australian Loans denominated in Australian Dollars shall be made on the basis of a year of 365 days and actual number of days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual number of days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day.

     2.13 Evidence of Debt.

     (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Agent in the ordinary course of business. The accounts or records maintained by the Applicable Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Applicable Agent in respect of such matters, the accounts and records of the Applicable Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Applicable Agent, each Borrower shall execute and deliver to such Lender (through the Applicable Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

     (b)  In addition to the accounts and records referred to in subsection (a), each Lender and the Applicable Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans and Offshore Currency Risk Participations. In the event of any conflict between the accounts and records maintained by the Applicable Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Applicable Agent shall control in the absence of manifest error.

     2.14 Payments Generally.

     (a)  All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by any Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) later than the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until such time of deemed receipt.

     (b)  Except as otherwise expressly provided herein, all payments by the Canadian Borrower hereunder with respect to principal and interest on Canadian Loans shall be made to the Canadian Agent, for the account of the respective Canadian Funding Lenders and Canadian Fronting Lender to which such payment is owed, at the Canadian Agent’s Office in Canadian Dollars and in Same Day Funds not later than the Applicable Time specified by the Canadian Agent on the date specified herein. The Canadian Agent will promptly distribute to the Canadian Fronting Lender its Canadian Fronting Share, and to each Canadian Funding Lender its Pro Rata Share, (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Canadian Agent later than the Applicable Time specified by the Canadian Agent shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until such time of deemed receipt.

     (c)  Except as otherwise expressly provided herein, all payments by the Australian Borrower hereunder with respect to principal and interest on Australian Loans shall be made to the Australian Agent, for the account of the respective Australian Funding Lenders and Australian Fronting Lender to which such payment is owed, at the Australian Agent’s Office in Australian Dollars and in Same Day Funds not later than the Applicable Time specified by the Australian Agent on the date specified herein. The Australian Agent will promptly distribute to the Australian Fronting Lender its Australian Fronting Share, and to each Australian Funding Lender its Pro Rata Share, (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Australian Agent later than the Applicable Time specified by the Australian Agent shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue until such time of deemed receipt. Without limiting the generality of the foregoing or any other notice requirement contained in Section 2.07(d) or any other provision of this Agreement, the Australian Borrower shall give the Australian Fronting Lender not less than one Business Day’s prior notice of any payment made directly by the Borrower to the Australian Fronting Lender.

     (d)  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (e)  Unless any Borrower or any Lender (in each case, in its own capacity) has notified the Applicable Agent, prior to the date any payment is required to be made by it to the Applicable Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Applicable Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Applicable Agent in Same Day Funds, then:

(i) if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Applicable Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Applicable Agent to such Lender to the date such amount is repaid to the Applicable Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Applicable Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Applicable Agent to any Borrower to the date such amount is recovered by the Applicable Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender’s Committed Loan (or Subfacility Loan, as applicable) included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Applicable Agent’s demand therefor, the Applicable Agent may make a demand therefor upon the respective Borrower, and such Borrower shall pay such amount to the Applicable Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Applicable Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Applicable Agent to any Lender or any Borrower with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

     (f)  If any Lender makes available to the Applicable Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Applicable Borrower by the Applicable Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Applicable Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (g)  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to fund Offshore Currency Risk Participations are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation or Offshore Currency Risk Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation or Offshore Currency Risk Participation.

     (h)  Subject to the provisions of Article III, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     (i)  Each Lender shall use good faith efforts to return any promissory note executed in connection with this Agreement when such promissory note has been paid in full and such Lender has no further commitment to fund loans evidenced by such promissory note; provided, however, that the failure to deliver such promissory note shall not impose any liability on such Lender, any other Lender, any Agent or any other Person and shall not impair any rights or remedies of any Lender or any Agent under the Loan Documents.

     2.15 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it under any Facility, the participations in L/C Obligations or in Swing Line Loans held by it or the Offshore Currency Risk Participations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Applicable Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them in such Facility, such subparticipations in the participations in L/C Obligations or Swing Line Loans and/or such subparticipations in Offshore Currency Risk Participations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans, such participations or such Offshore Currency Risk Participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation or subparticipation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation or subparticipation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation or subparticipation. The Applicable Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations and subparticipations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation or subparticipation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.16 Designation of Offshore Currency Funding Affiliate. Any Lender that has a Commitment under the Committed Loan Facility and is an Australian Funding Lender or Canadian Funding Lender (a “Designating Lender”) may designate any Affiliate of such Lender (a “Designated Offshore Currency Affiliate”) to fund Australian Loans or Canadian Loans, as applicable with respect to the Commitment held by such Designating Lender, provided that at least two Business Days before the effective date of such designation: (a) the Designating Lender has delivered a notice of such designation to the Applicable Agent and the Applicable Borrower, and (b) the Designated Offshore Currency Affiliate has executed and delivered to the Applicable Agent and the Applicable Borrower a letter agreement in substantially the form of Exhibit J, agreeing to be bound by the terms of this Agreement and the other Loan Documents as a Designated Offshore Currency Affiliate. By virtue of their execution of this Agreement (and without the necessity of executing a letter agreement in the form of Exhibit J), each of the Initial Designated Offshore Currency Affiliates identified in Schedule 2.16 is a Designated Offshore Currency Affiliate for the respective Australian Funding Lender or Canadian Funding Lender identified in such Schedule. Each Initial Designated Offshore Currency Affiliate and each other Affiliate designated in accordance with this Section 2.16 shall be deemed a Designated Offshore Currency Affiliate of the Designating Lender with respect to the applicable Facility unless and until the Designating Lender has delivered a notice to the Applicable Agent and Applicable Borrower revoking the designation of such Affiliate. Upon revocation of the designation of a Designated Offshore Currency Affiliate with respect to any Facility, the Designating Lender may designate a replacement Designated Offshore Currency Affiliate for any future Borrowings under such Facility. A Designating Lender may designate separate Affiliates to be its Designated Offshore Currency Affiliates with respect to the Canadian Facility and the Australian Facility, provided that the Designating Lender shall not, at any time, have more than one Designated Offshore Currency Affiliate for each Facility. The designation or revocation of designation of a Designated Offshore Currency Affiliate shall not be deemed an assignment hereunder and shall not require the delivery of any Assignment and Assumption or payment of any assignment fee hereunder. With respect to any Loan made by a Designated Offshore Currency Affiliate, such Affiliate shall be deemed to be a Lender for all purposes of this Agreement and the other Loan Documents (including without limitation the provisions of Article III), provided, however, that (i) the Commitment to make any Loans shall be deemed held by the

Designating Lender, (ii) the Designating Lender shall retain all voting and consensual rights, including the sole right to make assignments of and grant participations in such Loans, under the Loan Documents, (iii) any notices to the Designated Offshore Currency Affiliate (including without limitation any notices with respect to any Borrowings) shall be made to the Designating Lender on behalf of such Affiliate, and (iv) any determination of the Pro Rata Share of the Designating Lender or any of its Designated Offshore Currency Affiliates (including any determination of any the Pro Rata Share of the Outstanding Amount of any Loans or L/C Obligations) shall be calculated as if the Designating Lender and its Designated Offshore Currency Affiliates were one and the same Person. Immediately prior to the assignment of any Australian Loan or Canadian Loan, or any portion thereof, such Loan or such portion (as the case may be) shall be deemed held by the Designating Lender. Upon revocation of the designation of a Designated Offshore Currency Affiliate, all Loans made by such Affiliate and all other rights of such Affiliate under the Loan Documents shall be deemed held by the Designating Lender, except for any rights of such Affiliate to indemnification under the Loan Documents, which indemnification rights shall survive such revocation of designation.

     2.17 Increase in Commitments.

     (a) Upon delivery of a written request (an “Increased Commitment Request”) to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may, on no more than three occasions during the term of this Agreement, request an increase in the Aggregate Commitments, provided that the aggregate amount of such increases does not exceed $40,000,000. At the time of sending an Increased Commitment Request, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. In the event the aggregate increase in Commitments agreed to by all Lenders would exceed $40,000,000, such increases shall be allocated to all such requested Lenders proportionately based on the then existing Commitments of all requesting Lenders. No Lender shall have any obligation to increase its Commitment. Any Lender not responding within such time period shall not be deemed to have consented to increase its Commitment. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, the Borrowers shall not be permitted to deliver an Increased Commitment Request, and the Aggregate Commitments shall not be increased, if (i) an Event of Default has occurred and is continuing or would result from the requested increase in Commitments, (ii) the representations and warranties of the Borrower contained in Article V or in any other Loan Document would not be true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall continue to be made as of such earlier date, or (iii) the Borrowers shall have elected to reduce the Aggregate Commitments pursuant to Section 2.08 at any time prior to the Increase Effective Date.

     (b)  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of AMS dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of AMS (on behalf of the Borrowers) (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (ii) demonstrating pro forma compliance with Section 7.11 after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and no Default or Event of Default exists. The Borrowers shall deliver new or amended Notes reflecting the increased Commitment of any Lender holding or requesting a Note. The Administrative Agent shall distribute an amended Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrowers shall prepay any Loans (other than Swing Line Loans) outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

     This Section shall supersede any provisions in Section 10.01 to the contrary.

     2.18 Subsidiary Guarantors. If no Default or Event of Default has occurred and is continuing, AMS may, with the consent of the Administrative Agent and the Required Lenders (in their sole discretion), designate from time to time one or more direct or indirect wholly-owned domestic Subsidiaries as “Guarantors” hereunder. No Subsidiary which is designated a Guarantor by AMS and approved by the Administrative Agent shall be deemed a Guarantor hereunder until AMS or such Subsidiary shall have delivered or caused to be delivered to the Administrative Agent each of the following:

     (a)  originals of a Facility Guaranty executed by such Subsidiary, substantially in the form of Exhibit H-2 hereto, sufficient in number for distribution to each Agent and each Lender;

     (b)  an opinion of counsel to such Subsidiary dated as of the date of delivery of the Facility Guaranty and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent, as to the due authorization, and enforceability of the Facility Guaranty, the absence of conflicts with other documents and agreements and such other matters as the Administrative Agent may reasonably request;

     (c)  current copies of the Organization Documents of such Subsidiary, incumbency certificates, minutes of duly called and conducted meetings or evidence of other requisite actions of such Subsidiary authorizing the execution, delivery and performance of such Facility Guaranty, in each case certified by the Secretary or Assistant Secretary or other comparable officer of such Subsidiary; and

     (d)  evidence satisfactory to the Administrative Agent that such Subsidiary is Solvent as of such date after giving effect to such Facility Guaranty.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a)  Any and all payments by any Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income, franchise taxes imposed on it (in lieu of net income taxes) and taxes imposed on or measured by its gross receipts, in each case by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Applicable Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b)  In addition, each Borrower agrees, jointly and severally, to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its overall net income, franchise taxes imposed on it (in lieu of net income taxes), and taxes imposed on or measured by its gross receipts, in each case by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, charges or levies being hereinafter referred to as “Other Taxes”).

     (c)  If any Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, such Borrower shall also pay to such Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that such Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed. Without duplication, if any Borrower, the Canadian Fronting Lender, the Australian Fronting Lender or the Applicable Agent shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Canadian Participating Lender or Australian Participating Lender, the Applicable Borrower shall also pay to such Canadian Participating Lender or Australian Participating Lender, as the case may be, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that such Canadian Participating Lender or Australian Participating Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d)  Each Borrower agrees, jointly and severally, to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Applicable Agent makes a demand therefor.

     (e)  Each Lender agrees, upon the request of AMS, to use reasonable efforts (consistent with its internal policies and with legal and regulatory restrictions) to avoid or minimize amounts which might otherwise be payable pursuant to this Section 3.01 if such efforts or actions will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to issue, make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency (the “Applicable Currency”)), Subfacility Loans denominated in the Applicable Currency or Letters of Credit denominated in the Applicable Currency, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Applicable Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Applicable Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans (or Subfacility Loans or to issue Letters of Credit, as applicable) in the Applicable Currency or, if the Applicable Currency is Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Applicable Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Applicable Borrowers shall, upon demand from such Lender (with a copy to the Applicable Agent), prepay all such Eurocurrency Rate Loans or Subfacility Loans or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, in either case either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Subfacility Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Subfacility Loans. Upon any such prepayment or conversion, the Applicable Borrower shall also pay accrued interest on the amount of any Loan so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates.

     (a)  If the Required Lenders (or, in the case of Subfacility Loans, the Applicable Fronting Lender, or, in the case of Letters of Credit, the L/C Issuer) reasonably determines that for any reason (i) deposits in an Applicable Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or Subfacility Loan, (ii) adequate and reasonable means do not exist for determining the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, (iii) the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or (iv) with respect to any Applicable Currency, there shall have occurred any change in international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impractical to make Loans or to issue Letters of Credit denominated in the Applicable Currency, then the Applicable Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders (or L/C Issuer, as applicable) to make or maintain Eurocurrency Rate Loans (or Subfacility Loans or to issue Letters of Credit, as applicable) in the Applicable Currency shall be suspended until the Applicable Agent (upon the instruction of the Required Lenders or such Applicable Fronting Lender or L/C Issuer, as applicable) revokes such notice. Upon receipt of such notice, the Applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (or Borrowing of Subfacility Loans or issuance of Letters of Credit) in the Applicable Currency or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (or Subfacility Loans or issuance of Letters of Credit, as applicable) in the Dollar Equivalent amount specified therein. Upon receipt by the Applicable Agent from the Required Lenders (or the Applicable Fronting or L/C Issuer, as applicable) of instructions to revoke such a notice, the Applicable Agent will promptly notify the Borrowers and the Lenders of such revocation.

     (b)  If any Mandatory Cost Reference Lender’s Commitment shall terminate (otherwise than on termination of the Aggregate Commitments), or for any reason whatsoever any Mandatory Cost Reference Lender shall cease to be a Lender hereunder, such Mandatory Cost Reference Lender shall thereupon cease to be a Mandatory Cost Reference Lender, and, when necessary, the Mandatory Cost Rate shall be determined on the basis of the rates as notified by the remaining Mandatory Cost Reference Lenders in accordance with Schedule 1.01.

     3.04 Increased Cost and Reduced Return; Capital Adequacy.

     (a)  If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or Subfacility Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Eurocurrency Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Applicable Agent), AMS and the Applicable Borrower, jointly and severally, shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in amount, provided, however, that (upon the request of AMS) each Lender shall take commercially reasonable steps to minimize such increases in cost or reductions in amount unless, in the good faith judgment of such Lender, any such step or steps will be materially disadvantageous to such Lender.

     (b)  If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Applicable Agent), AMS and the Applicable Borrower, jointly and severally, shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Funding Losses. Upon demand of any Lender (with a copy to the Applicable Agent) from time to time, AMS and the Applicable Borrower, jointly and severally, shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

     (a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b)  any failure by the Applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower; or

     (c)  any failure by the Applicable Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any foreign exchange losses and any loss or expense (but excluding consequential damages) arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. AMS and the Applicable Borrower, jointly and severally, shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by any Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank Eurocurrency market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

     3.06 Matters Applicable to all Requests for Compensation. A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

     3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, provided that any Lender or Agent seeking indemnification or reimbursement from any Borrower of any Tax, Other Tax, liability, loss, cost, expense or reduction in amount pursuant to this Article III shall make demand therefor not later than one (1) year after such Lender or Agent actually incurs such Tax, Other Tax, liability, loss, cost, expense or reduction in amount.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a)  The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (or such other Person designated in the respective subparagraph below), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Facility Guaranty, sufficient in number for distribution to each Agent, each Lender and each Borrower;

(ii) a Note executed by each Borrower in favor of each Lender requesting a Note, provided that the Canadian Borrower shall not execute a Note in favor of any Lender other than the Canadian Fronting Lender and the Canadian Funding Lenders, and the Australian Borrower will not execute a Note in favor of any Lender other than the Australian Fronting Lender and the Australian Funding Lenders;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of AMS as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which any Loan Party is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Person’s ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v) favorable opinions of (A) Shaw Pittman LLP, counsel to the Loan Parties, addressed to each Agent and each Lender, substantially in the form attached as Exhibit I-1, and (B) foreign counsel to the Loan Parties substantially in the forms attached as Exhibits I-2 through I-4;

(vi) a certificate of a Responsible Officer of AMS either (A) attaching copies of all consents (including consents of existing lenders or bondholders), licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and certifying that such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) receipt and satisfactory review by the Administrative Agent of the consolidated financial statements of AMS for the fiscal years ended 1999, 2000 and 2001, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP and such other financial information as the Administrative Agent may reasonably request;

(viii) a letter from the general counsel of AMS or responsible outside counsel of AMS addressed to the Administrative Agent and the Lenders as to the absence of (A) in the case of the litigation described in Part II, Item 1 (Legal Proceedings) of the Quarterly Report on Form 10-Q of AMS, filed August 14, 2002, for the period ended June 30, 2002 (the “6/02 10-Q”), any materially adverse development in such litigation from its status as described in the 6/02 10-Q, and (B) any other action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that purports (1) to materially and adversely affect (y) any Borrower or (z) AMS and its Subsidiaries taken as a whole, or (2) to materially and adversely affect any transaction contemplated hereby or the ability of AMS and its Subsidiaries to perform their respective obligations under this Agreement and the other Loan Documents;

(ix) evidence of insurance covering AMS and its Subsidiaries;

(x) a certificate signed by a Responsible Officer of AMS certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of AMS most recently ended prior to the Closing Date;

(xi) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(xii) a completed Compliance Certificate with respect to the period ended June 30, 2002; and

(xiii) such other assurances, certificates, documents, consents or opinions as any Agent, the L/C Issuer, the Swing Line Lender, the Canadian Fronting Lender, the Australian Fronting Lender or the Required Lenders reasonably may require.

     (b)  Any fees required to be paid to any Agent, Syndication Agent or Lender or any of their respective Affiliates or outside counsel on or before the Closing Date shall have been paid.

     (c)  Unless waived by the Agents and the Syndication Agent, the Borrowers shall have paid all Attorney Costs of the Agents and the Syndication Agent to the extent required to be reimbursed hereunder and invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute their reasonable estimate of such Attorney Costs incurred or to be incurred by them through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agents or the Syndication Agent).

     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

     (a)  The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any agreement or certificate furnished at any time by any Loan Party under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b)  No Default shall then exist, or would result from such proposed Credit Extension.

     (c)  The Applicable Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension (or as of such earlier date as is specified in Section 4.02(a).

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Agents and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership, limited liability company or other entity duly organized or formed, validly existing and (to the extent the concept of “good standing” exists under such Laws for such entity) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and (to the extent the concept of “good standing” exists under such Laws for such entity) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, which conflict, breach, contravention or Lien would reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

     5.03 Governmental Authorization; Other Consents. Except as already obtained or accomplished and except as will be obtained or accomplished prior to any Credit Extension, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.05 Financial Statements; No Material Adverse Effect.

     (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of AMS and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (iii) fairly present the earnings of AMS and its Subsidiaries for the period covered thereby; and (iv) show all material indebtedness and other liabilities, direct or contingent, of AMS and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b)  The unaudited consolidated financial statements of AMS and its Subsidiaries dated June 30, 2002, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of AMS and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, and (iii) fairly present the earnings of AMS and its Subsidiaries for the period covered thereby, subject, in the case of clauses (i), (ii) and (iii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of AMS and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

     (c)  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There are no materially adverse developments in the litigation described in Part II, Item 1 (Legal Proceedings) of the 6/02 10-Q from its status as described in the 6/02 10-Q and there are no other actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after reasonable investigation, overtly threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against AMS or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

     5.07 No Default. Neither AMS nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Each of AMS and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of AMS and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance. AMS and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 Insurance. The properties of AMS and its Subsidiaries are insured with companies having an A.M. Best Rating of at least A- which are not Affiliates of AMS, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where AMS or the applicable Subsidiary operates.

     5.11 Taxes. AMS and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of each Borrower after reasonable investigation, there is no proposed tax assessment against AMS or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

     5.12 ERISA Compliance.

     (a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. AMS and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b)  There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

     (c)  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither AMS nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither AMS nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither AMS nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries. Each Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. AMS may supplement Schedule 5.13 from time to time by delivering a copy thereof to the Administrative Agent and each Lender, provided that no such supplement shall apply retroactively to any representation made (or deemed made) by any Borrower under this Section 5.13 prior to AMS’s delivery of such supplement.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

     (a)  None of the Borrowers is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (b)  None of the Borrowers, any Person Controlling a Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

     5.15 Disclosure. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 Compliance with Laws. AMS and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. AMS and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by AMS or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Borrower after reasonable investigation, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.18 Off-Balance Sheet Liabilities. Neither AMS nor any Subsidiary has any Off-Balance Sheet Liability, except as specifically disclosed in Schedule 5.18.

ARTICLE VI.
AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     6.01 Financial Statements. Deliver or cause to be delivered to the Administrative Agent for further delivery by the Administrative Agent to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a)  as soon as available (and not later than one Business Day after posting on the EDGAR website), but in any event within 90 days plus one Business Day after the end of each fiscal year of AMS, a consolidated balance sheet of AMS and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

     (b)  as soon as available (and not later than one Business Day after posting on the EDGAR website), but in any event within 45 days plus one Business Day after the end of each of the first three fiscal quarters of each fiscal year of AMS, a consolidated balance sheet of AMS and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of AMS’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of AMS as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of AMS and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

The Administrative Agent and each Lender acknowledges that the form and detail of the financial statements referred to in Section 5.05 are satisfactory for the purposes of this Section 6.01, provided that any financial statements delivered under this Section 6.01 shall be certified by officers of AMS to the extent required by applicable Laws.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

     6.02 Certificates; Other Information. Deliver or cause to be delivered to the Administrative Agent for further delivery by the Administrative Agent to each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a)  concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

     (b)  concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of AMS;

     (c)  promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), copies of any management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of such Borrower by independent accountants in connection with the accounts or books of such Borrower or any Subsidiary of such Borrower, or any audit of any of them;

     (d)  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of AMS, and copies of all annual, regular, periodic and special reports and registration statements which AMS may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e)  promptly after request, such additional information regarding the business, financial or corporate affairs of such Borrower or any Subsidiary of such Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which such Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on such Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) such Borrower shall deliver paper copies of such documents to the Administrative Agent as it may request, on its own behalf or on behalf of any Lender, until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) such Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to the Administrative Agent or maintaining its copies of such documents.

     6.03 Notices. Promptly after a Responsible Officer has knowledge of the same, notify the Administrative Agent and each Lender:

     (a)  of the occurrence of any Default;

     (b)  of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of such Borrower or any Subsidiary of such Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between such Borrower or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting such Borrower or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;

     (c)  of the occurrence of any ERISA Event; and

     (d)  of any material change in accounting policies or financial reporting practices by AMS or any Subsidiary.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except any claim which is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness. In the case of any other liabilities or obligations that are not described in clauses (a), (b) or (c) above, and are not Obligations under any Loan Document, such Borrower or such Subsidiary shall be entitled to contest in good faith any such liabilities or obligations if such failure to pay and discharge the same as and when due and payable would not reasonably be expected to have a Material Adverse Effect, provided, however, that the Borrower’s rights under this section shall be subject to and limited by Section 8.01(f).

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.07 Maintenance of Insurance. Maintain with companies having an A.M. Best Rating of at least A- which are not Affiliates of AMS, insurance with respect to the properties and businesses of AMS and its Subsidiaries in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where AMS or the applicable Subsidiary operates.

     6.08 Compliance with Laws; Contractual Obligations.

     (a)  Comply in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

     (b)  Comply in all material respects with the requirements of all Contractual Obligations applicable to it or to its business or property, except in such instances in the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

     6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Lenders and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Borrower at any time without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, capital expenditures, non-hostile acquisitions permitted by Section 7.02, and other general corporate purposes not in contravention of any Law or of any Loan Document.

     6.12 Additional Covenants. In the event that any Borrower enters into any agreement with any creditor in respect of Indebtedness of $15,000,000 or more permitted hereunder (except if such Indebtedness is effectively and legally subordinated in all respects, to the satisfaction of the Administrative Agent, acting reasonably, to the obligations of the Borrowers in respect of this Agreement) containing one or more financial covenants (collectively, “Additional Covenants”) that are more restrictive on any Borrower, any Guarantor or other Subsidiary, than the provisions set forth in this Agreement, such Additional Covenants shall ipso facto be deemed to be included herein and to form part hereof as though at length stipulated herein for the benefit of the Lenders, and any breach of such Additional Covenants shall be deemed to to be a breach of this Agreement giving rise to the rights and remedies set forth in Article VIII hereof; provided that such Additional Covenants shall be in addition to (and not in place of) any of the financial covenants or other provisions of this Agreement or any other Loan Document. Each Borrower undertakes to promptly notify the Administrative Agent in writing each time it enters into any such agreement containing such more restrictive financial covenants and to provide all relevant details thereof to the Administrative Agent and, upon request of the Administrative Agent, to execute and deliver all documentation (“Additional Covenant Documentation”) reasonably satisfactory to the Administrative Agent confirming in writing that such Additional Covenants shall apply hereunder for the benefit of the Lenders, the Agents, the L/C Issuer and the Swing Line Lender. At the time the obligations under the Indebtedness containing such Additional

Covenants have been paid in full, such Additional Covenants (the “Terminated Additional Covenants”) shall automatically be terminated as to this Agreement, but nothing contained in this paragraph shall have the effect of terminating any covenant set forth in this Agreement or any other Loan Document (whether on the date hereof or by virtue of any amendment to this Agreement or any Loan Document); provided, AMS shall give 30 days’ prior notice in writing to the Administrative Agent of any such termination of Additional Covenants (or if such payment in full of such Indebtedness is made on shorter notice, the maximum notice reasonably practicable under the circumstances). The Lenders shall execute and deliver all documentation reasonably satisfactory to the Borrowers terminating the Additional Covenant Documentation with respect to the Terminated Additional Covenants.

ARTICLE VII.
NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall it permit any Subsidiary to, without the prior written consent of the Required Lenders, directly or indirectly:

     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a)  Liens pursuant to any Loan Document;

     (b)  Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, extensions or refinancings thereof, provided that the property covered thereby is not increased and any renewal, extension or refinancing of the obligations secured or benefited thereby is permitted by Section 7.03(b);

     (c)  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d)  carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s or other like Liens arising in the ordinary course of business which (i) are not overdue for a period of more than 30 days, (ii) have been fully bonded off by bonding companies which are not Affiliates of AMS or any Subsidiary, or (iii) are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e)  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f)  deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g)  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h)  Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (i)  Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired as of the date of acquisition;

     (j)  Liens arising from any operating lease in the ordinary course of business, provided that such Borrower or Subsidiary is the lessee under such lease, such lease is not a Synthetic Lease Obligation, such Liens attach only to the property leased under such lease, and such Liens secure only the obligations under such lease; and

     (k)  other Liens on assets having a fair market value not exceeding $5,000,000 in the aggregate, which Liens secure Indebtedness permitted by Section 7.03.

     7.02 Investments. On or after the date of this Agreement, make any Investments, except:

     (a)  Investments held by any Borrower or its Subsidiaries in the form of cash equivalents or short-term marketable debt securities;

     (b)  advances permitted by applicable Laws, which advances are made to officers, directors and employees of the Borrowers and their respective Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c)  (i) unsecured loans to Borrowers in an aggregate principal amount not to exceed $20,000,000 at any time outstanding, provided that such loans are otherwise permitted by Section 7.03(f); (ii) unsecured loans to Guarantors provided that such loans are permitted by Section 7.03(f); and (iii) unsecured loans to Subsidiaries provided that such loans are permitted by Section 7.03(g);

     (d)  Investments (other than loans or advances) in Subsidiaries that are Guarantors;

     (e)  in addition to the Investments described in subparagraph (c) and (d) above, Investments of any Borrower or any wholly-owned Subsidiary in a Borrower or in an existing wholly-owned Subsidiary which Investments do not exceed $15,000,000 in the aggregate in any fiscal year of AMS;

     (f)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (g)  Guarantees permitted by Section 7.03(c);

     (h)  Acquisitions permitted by Section 7.12;

     (i)  Investments consisting of lease, utility and other deposits made in the ordinary course of business;

     (j)  Investments consisting of pooling arrangements among AMS, its Subsidiaries and certain banks described in Section 7.03(k);

     (k)  Investments of amounts held under deferred executive compensation programs;

     (l)  (i) the purchase by OneEdge of the Proponix Australia Stock and Proponix Canada Stock, as described in clause (b) of the definition of “Proponix Transaction,” and (ii) additional Investments by OneEdge in Proponix Australia and Proponix Canada in connection with the Proponix Transaction, such additional Investments not to exceed $10,000,000 in the aggregate; provided that any such additional Investments in excess of $10,000,000 in the aggregate shall be governed by clause (m) below; and

     (m)  in addition to the Investments described above, other Investments not exceeding $10,000,000 in the aggregate in any fiscal year of AMS.

     If any unsecured loan is made to a Subsidiary at a time when it is not a Guarantor, but such Subsidiary subsequently becomes a Guarantor, such loan shall thereafter be deemed to be a loan subject to clause (c)(ii) above so long as it is otherwise permitted by Section 7.03(f). If any Investment (other than a loan or advance) is made in a Subsidiary at a time when it is not a Guarantor, but such Subsidiary subsequently becomes a Guarantor, such Investment shall thereafter be deemed to be an Investment subject to clause (d) above.

     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b)  Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of any such Indebtedness is not increased by such refinancing, refunding, renewal or extension to an amount greater than 110% of the amount of such Indebtedness as of the date hereof, except for increases by fees and expenses reasonably incurred in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and provided further, that outstanding Indebtedness subordinated to the Obligations shall not be refinanced, refunded, renewed or extended except on subordination terms at least as favorable to the Lenders and no more restrictive, as a whole, on any Borrower or any Subsidiary than the subordinated Indebtedness being refinanced, and in an amount not less than the amount outstanding at the time of refinancing;

     (c)  Guarantees of any Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Borrower or any wholly-owned Subsidiary of any Borrower; provided that the aggregate amount of all Indebtedness at any time outstanding which is subject to such Guarantees shall not exceed $5,000,000;

     (d)  obligations (contingent or otherwise) of such Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e)  Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

     (f)  unsecured Indebtedness of the Borrowers (other than Indebtedness under the Loan Documents) and Subsidiaries that are Guarantors in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;

     (g)  unsecured Indebtedness of Subsidiaries which are not Borrowers or Guarantors; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000;

     (h)  obligations arising under letters of credit posted in the ordinary course of business;

     (i)  obligations arising under surety bonds posted in the ordinary course of business;

     (j)  the Contingent Contract Litigation Liability;

     (k)  obligations with respect to pooling arrangements among AMS, its Subsidiaries and certain banks which obligations are eliminated under GAAP on a consolidated basis; and

     (l)  Indebtedness in respect of single-day overdraft protection arrangements with certain banks: provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a)  any non-Borrower Subsidiary may merge with (i) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other non-Borrower Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

     (b)  any non-Borrower Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to (i) any Borrower, or (ii) another non-Borrower Subsidiary, provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must be a wholly-owned Subsidiary, and provided further that any such disposition under this Section 7.04(b)(ii) shall be for fair market value; and

     (c)  AMS or any Subsidiary may sell all of the stock or all or substantially all of the assets of any Subsidiary that is not a Borrower or a Guarantor, provided that:

(i) such sale is for fair market value,

(ii) as of any date of determination, the aggregate Sale Date Net Book Values (defined below) of all such stock sold since the date of this Agreement, plus, without duplication, the aggregate Sale Date Net Book Value of all such assets sold since the date of this Agreement shall not exceed an amount equal to 15% of the net book value of all assets of AMS and its Subsidiaries as of such date of determination;

(iii)	(A) with respect to the period from the date hereof through December 31, 2002, the aggregate Rolling EBITDA (defined below) of all Subsidiaries whose stock has been sold during such period plus the aggregate Rolling EBITDA of all Subsidiaries all or substantially all of whose assets have been sold during such period shall not exceed $10,600,000; and

(B)	with respect to any fiscal year of AMS after December 31, 2002, the aggregate Sale Date EBITDA (defined below) of all Subsidiaries whose stock is sold during such fiscal year plus the aggregate Sale Date EBITDA of all Subsidiaries all or substantially all of whose assets are sold during such fiscal year shall not exceed an amount equal to 15% of the Consolidated EBITDA of AMS and its Subsidiaries for the immediately preceding fiscal year.

For the purpose of this clause (c):

“Sale Date Net Book Value” means, with respect to any stock or assets of any Subsidiary, the net book value of such stock or assets immediately prior to the sale of such stock or assets pursuant to this clause (c); and

“Sale Date EBITDA” means, with respect to any Subsidiary (the “Specified Subsidiary”), the portion of the Consolidated EBITDA of AMS and its Subsidiaries (for the fiscal year most recently ended prior to the sale of the stock or all or substantially all the assets of such Specified Subsidiary) that is attributable to such Specified Subsidiary and its Subsidiaries.

“Rolling EBITDA” means with respect to any Specified Subsidiary, the portion of the Consolidated EBITDA of AMS and its Subsidiaries (for the four fiscal quarter periods ended June 30, 2002) that is attributable to such Specified Subsidiary and its Subsidiaries.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a)  Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b)  Dispositions of inventory in the ordinary course of business;

     (c)  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d)  Dispositions of property by (i) any non-Borrower Subsidiary to a Borrower or a Guarantor, (ii) any non-Borrower Subsidiary to a wholly-owned non-Borrower Subsidiary, (iii) any Borrower to AMS or a Guarantor, (iv) any Borrower other than AMS to another Borrower, and (v) any Guarantor to another Guarantor;

     (e)  Dispositions, by the Australian Borrower and the Canadian Borrower to OneEdge, of the Proponix Australia Stock and the Proponix Canada Stock in connection with the Proponix Transaction;

     (f)  Dispositions by AMS to another Borrower, provided that the aggregate book value of all property so Disposed of shall not exceed $50,000,000 from and after the Closing Date;

     (g)  Dispositions to a Subsidiary which is neither a Borrower nor a Guarantor (other than Dispositions described in clause (d) above), provided that the aggregate book value of all property so Disposed of shall not exceed $25,000,000 from and after the Closing Date;

     (h)  Dispositions permitted by Section 7.04;

     (i)  Dispositions by a Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the aggregate book value of all property so Disposed of shall not exceed (i) $10,000,000 from and after the Closing Date or (ii) $5,000,000 in any fiscal year;

     (j)  non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

(k) Disposition of cash equivalents; and

     (l)  any other Dispositions by a Borrower and its Subsidiaries; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (l) in any fiscal year shall not exceed $5,000,000; and

provided, however, that any Disposition pursuant to clauses (a) through (l) shall be for fair market value.

     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a)  (i) each direct or indirect non-wholly-owned, non-Borrower Subsidiary may make Restricted Payments to any Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests; (ii) each direct or indirect wholly-owned non-Borrower Subsidiary may make Restricted Payments to any Borrower and any wholly-owned Subsidiary on a pro rata basis based on their respective ownership interests; and (iii) each Borrower may make Restricted Payments to AMS;

     (b)  each Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c)  each Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

     (d)  AMS may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of 33% of net income (exclusive of non-cash income and non-cash expenses, as determined in accordance with GAAP) of AMS and its Subsidiaries arising after December 31, 2001 and computed on a cumulative consolidated basis with other such transactions by AMS since that date; provided that immediately after giving effect to such proposed action, no Default other than Specified Defaults would exist.

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by such Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of such Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Borrower’s Subsidiary as would be obtainable by such Borrower or such Borrower’s Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.11 Financial Covenants.

     (a)  Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $338,600,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after June 30, 2002 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of AMS and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of AMS or any Subsidiary (other than issuances to AMS or a wholly-owned Subsidiary), including upon any conversion of debt securities of AMS into such capital stock or other equity interests.

     (b)  Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio as of the end of any fiscal quarter of AMS to be less than 2.00 to 1.00.

     (c)  Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of AMS to be greater than 2.25 to 1.00.

     7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition (other than the Proponix Transaction), or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition (other than the Proponix Transaction), unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired either constitute less than 10% of the acquiring Person’s assets (on a combined pro forma basis, after giving effect to such Acquisition) or are substantially the same as one or more line or lines of business conducted by AMS and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and AMS shall have furnished to the Administrative Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of AMS and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 6.01 giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into AMS or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be AMS or a wholly-owned Subsidiary), (iv) if the Cost of Acquisition shall exceed $35,000,000, the Required Lenders shall consent to such Acquisition in their discretion, and (v) if, after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any fiscal year of AMS shall exceed $100,000,000, the Required Lenders shall consent to such Acquisition in their discretion.

     7.13 Subordinated Indebtedness. Pay any principal (or, during the continuance of any Default, any interest, fees or other amounts) with respect to any Subordinated Indebtedness (defined below) so long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. For the purposes of this paragraph, “Subordinated Indebtedness” shall mean any Indebtedness of AMS or any Subsidiary which Indebtedness is, by its terms, subordinated in any respect to any Loan or other Obligation hereunder or to any Letter of Credit.

     7.14 Payments of Certain Indebtedness. Permit, at any time on or prior to the Maturity Date, any principal payment to be made or required with respect to any single loan or other single Indebtedness (or any group of loans or other Indebtedness that are part of the same Indebtedness facility or transaction) of AMS or any Subsidiary (other than the Obligations under the Loan Documents) if :

     (a)  an Event of Default has occurred and is continuing,

     or

     (b)  as of the date of such actual or required payment (the “Payment Date”),

(i) the aggregate amount of all principal payments made or required with respect to such specified loan or Indebtedness (or such specified group of loans or Indebtedness) since the date of this Agreement (including any payment made or required on the Payment Date) shall equal or exceed $75,000,000, and

(ii) (A) any Loan or L/C Borrowing is outstanding on such Payment Date or the immediately preceding Business Day, or (B) the proceeds of any Loan are used to make such payment;

provided that nothing contained in this clause (b) shall prohibit the payment of commercial paper using proceeds from the issuance of new commercial paper.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any of the following shall constitute an Event of Default:

     (a)  Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any facility or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b)  Certain Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or (b), 6.05(a), 6.10 or 6.11 or Article VII, or there is any breach of any Additional Covenant; or

     (c)  Other Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.01, 6.02, 6.03 (other than Sections 6.03(a) or (b)) or 6.05 (other than Section 6.05(a)), and such failure continues for ten Business Days; or

     (d)  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (e)  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of a Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be materially incorrect or materially misleading when made or deemed made; or

     (f)  Cross-Default. (i) Any Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, after giving effect to any applicable grace period contained in the respective operative documents) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (g)  Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or

     (h)  Inability to Pay Debts; Attachment. (i) Any Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (i)  Judgments. There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $20,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect and a creditor is entitled to enforce such judgment; or

     (j)  ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of AMS under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) AMS or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (k)  Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (l) Change of Control. There occurs any Change of Control with respect to AMS without the Required Lenders’ consent.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a)  declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b)  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, together with any additional amounts required to be paid under Section 3.05, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

     (c)  require that the Applicable Borrowers or AMS Cash Collateralize the L/C Obligations (in an amount equal to the Dollar Equivalent Outstanding Amount thereof, as such amount may vary from time to time); and

     (d)  exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Applicable Borrowers or AMS to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Agents and the Syndication Agent, in their respective capacities as such, ratably among them in proportion to the amounts described in this clause First payable to them;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

     Sixth, to payment of amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Contract with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed;

     Seventh, to payment of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the recipients, on a pro rata basis according to the amounts owed; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the respective Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
THE AGENTS

     9.01 Appointment and Authorization of Agents.

     (a)  Each Lender hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b)  The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 Reliance by Agents.

     (a)  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b)  For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Upon the request of any Lender, the Administrative Agent (at the joint and several expense of the Borrowers) shall deliver to such Lender a copy of any agreement or document described in Section 4.01(a).

     9.05 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Lenders, unless such Agent and the Administrative Agent shall have received written notice from a Lender or AMS referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of any Agent.

     9.08 Agents in their Individual Capacities. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America and its Affiliates were not the Agents, the L/C Issuer, the Swing Lender, the Canadian Fronting Lender or the Australian Fronting Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it and its Affiliates were not the Agents, the L/C Issuer, the Swing Lender, the Canadian Fronting Lender or the Australian Fronting Lender and the terms “Lender” and “Lenders” include each of Bank of America, Bank of America, N.A. (Canada Branch) and Bank of America, National Association, Sydney Branch in its individual capacity.

     9.09 Successor Agents. Any Agent may resign as such Agent upon 30 days’ notice to the Lenders and the Borrowers; provided that any such resignation by Bank of America may, at the option of Bank of America, also constitute its resignation or the resignation of its Affiliates or any other Agent, L/C Issuer, Swing Line Lender, Canadian Fronting Lender, Australian Fronting Lender as any of them. If any Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent is subject to the consent of AMS at all times other than during the existence of an Event of Default (which consent of AMS shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the respective Agent, the respective Agent may appoint, after consulting with the Lenders and AMS, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and, if applicable, L/C Issuer or Applicable Fronting Lender and the respective terms “Administrative Agent” and, if applicable, “L/C Issuer”, “Swing Line Lender”, “Canadian Fronting Lender” and “Australian Fronting Lender” shall mean such a successor administrative agent and, if applicable, Letter of Credit issuer, Swing Line lender, Canadian fronting lender or Australian fronting lender, the term “Canadian Agent” shall mean such a successor Canadian agent, the term “Australian Agent” shall mean such a successor Australian agent, the retiring Agent’s appointment, powers and duties as such Agent shall be terminated and, if applicable, the retiring L/C Issuer’s or Applicable Fronting Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Applicable Fronting Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. If no successor agent has accepted appointment as such Agent and been approved by AMS, to the extent required above, by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that such Lenders acting in such capacity (individually or in the aggregate) shall be deemed to be such “Administrative Agent”, “Australian Agent”, or “Canadian Agent” (as the case may be) for the purposes of all provisions hereof and shall have the benefit of all indemnities applicable to such Agent hereunder.

     9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Syndication Agents; Documentation Agent; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “sole book manager,” “co-lead arranger” or “documentation agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.
MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a)  waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

     (b)  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c)  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d)  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate.

     (e)  change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f)  change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g)  amend the definition of “Alternative Currency” without the written consent of each Lender;

     (h)  release any Guarantor from a Facility Guaranty without the written consent of each Lender; or

     (i)  add an additional Person as a “Borrower” without the written consent of the Administrative Agent, each Lender, each Borrower and such Person;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Fronting Lender in addition to the Lenders required above, affect the rights or duties of the Canadian Fronting Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Australian Fronting Lender in addition to the Lenders required above, affect the rights or duties of the Australian Fronting Lender under this Agreement; (v) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (vi) no amendment, waiver or consent shall, unless in writing and signed by the Canadian Agent in addition to the Lenders required above, affect the rights or duties of the Canadian Agent under this Agreement; (vii) no amendment, waiver or consent shall, unless in writing and signed by the Australian Agent in addition to the Lenders required above, affect the rights or duties of the Australian Agent under this Agreement; (viii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (ix) the Fee Letter or the Wachovia Letter Agreement may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     With respect to any matter requiring the approval or consent of some or all of the Lenders under this Agreement, each Lender agrees to use reasonable efforts to respond to a request for approval or consent within ten (10) Business Days after receipt of such request, provided, however, that any failure by a Lender to respond to such request within such period shall not be deemed to be an approval or consent of such Lender to such request.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a)  General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Canadian Fronting Lender, the Australian Fronting Lender, the Canadian Agent or the Australian Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Canadian Fronting Lender and the Australian Fronting Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier or nationally recognized overnight delivery service, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Canadian Agent, the Australian Agent, the Canadian Fronting Lender and the Australian Fronting Lender pursuant to Article II shall not be effective until actually received by such Person; and provided further, that any notice of a Default to any Borrower, if delivered by mail, shall not be effective until actually received by such Person, but nothing contained in this proviso shall preclude the delivery of such a notice of Default by any other means permitted by this Section. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

     (b)  Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c)  Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d)  Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices, Swing Line Loan Notices, Canadian Loan Notices and Australian Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall, jointly and severally, indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Borrowers agree, jointly and severally, (a) to pay or reimburse each Agent and the Syndication Agent for all reasonable and out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse each Agent, the Syndication Agent and each Lender for (i) all reasonable and out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs and (ii) any amount charged by any counsel for a Borrower in connection with obtaining a letter from such counsel after the Closing Date permitting an assignee of a Lender to rely on such counsel’s legal opinion delivered in connection with this Agreement. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and out-of-pocket expenses incurred by any Agent or the Syndication Agent and the reasonable and out-of-pocket cost of independent public accountants and other outside experts retained by any Agent, the Syndication Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall, jointly and severally, indemnify and hold harmless each Agent-Related Person, the Syndication Agent, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by AMS, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to AMS, any Subsidiary or any other Loan Party, or (d) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (collectively, “Claims”) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee; and provided further that the Borrowers shall not be required to indemnify any Indemnitee against actual damages paid by such Indemnitee to a Borrower for such Indemnitee’s breach of a Loan Document. In the event that, pursuant to this Section 10.05, any Borrower has paid any indemnification amounts to an Indemnitee with respect to any Claim, to the extent it is subsequently determined by a court of competent jurisdiction by a final and non-applicable judgment that such Claim resulted primarily from the gross negligence or willful misconduct of such Indemnitee, then such Indemnitee shall reimburse such Borrower for the indemnification amounts previously paid by such Borrower with respect to such Claim.

     If a written claim for an Indemnified Liability is made against any Indemnitee or if any proceeding shall be commenced against such Indemnitee (including a written notice of such proceeding) for any claim for an Indemnified Liability, such Indemnitee shall promptly notify the Borrowers in writing and shall not take action with respect to such claim without the consent of AMS for thirty (30) days after the receipt of such notice by the Indemnitee; provided, however, that, in the case of any such claim, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnitee shall endeavor, in such notice to the Borrowers, to inform the Borrowers of such shorter period, but such Indemnitee may take such action as required prior to the end of such shorter period; provided, further, that the failure of such Indemnitee to give the notices referred to in this sentence shall not diminish the Borrowers’ obligations hereunder except to the extent such failure materially precludes the Borrowers from contesting such claim.

     If, within thirty (30) days of receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Borrowers is required by law or regulation for the Indemnitee to respond to such claim), AMS shall request in writing that such Indemnitee respond to such claim, the Indemnitee shall, at the expense of the Borrowers, in good faith conduct and control such action (including, without limitation by pursuit of appeals) (provided, however, that (A) if such claim can be pursued by AMS on behalf of or in the name of such Indemnitee, the Indemnitee, at AMS’s request, shall allow AMS to conduct and control the response to such claim and (B) in the case of any claim, the Indemnitee may request AMS to conduct and control the response to such claim (with counsel to be selected by AMS and consented to by such Indemnitee, such consent not to be unreasonably withheld; provided, however, that any Indemnitee may retain separate counsel at the expense of the Borrowers in the event of a conflict)) by, in the sole discretion of the Person conducting and controlling the response to such claim, (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by AMS from time to time. In connection with any claim covered by this Section 10.05 or against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel, provided that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel, or that a defense or counterclaim is available to an Indemnitee that is not available to all Indemnitees, to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by AMS and consented to by such Indemnitee, such consent not to be unreasonably withheld.

     The party controlling the response to any claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party, except that neither AMS nor any other Borrower may agree to any dismissal or settlement of, or other agreement in connection with, any claim without the prior written consent of such Indemnitee, if such dismissal, settlement or agreement would require any admission or acknowledgment of any culpability or wrongdoing by such Indemnitee or provide for any nonmonetary relief to be performed by such Indemnitee. The parties agree that an Indemnitee may at any time decline to take further action with respect to the response to such claim and may settle such claim if such Indemnitee shall waive its rights to any indemnity from the Borrowers that otherwise would be payable in respect of such claim (and any future claim, the pursuit of which is precluded by reason of such resolution of such claim) and shall pay to the respective Borrowers any amount previously paid or advanced by such Borrowers pursuant to this Section 10.05 by way of indemnification or advance for the payment of any amount regarding such claim other than expenses of the action relating to such claim.

     Notwithstanding the foregoing provisions of this Section 10.05, an Indemnitee shall not be required to take any action and AMS shall be not permitted to respond to any claim in its own name or that of the Indemnified Person unless (A) the Borrowers shall have agreed, jointly and severally, to pay and shall pay to such Indemnitee on demand all costs, losses and expenses that such Indemnified Person actually incurs in connection with such claim, including, without limitation, Attorney Costs and all reasonable accounting and investigatory fees and disbursements, (B) the Indemnitee shall have reasonably determined that the action to be taken will not interfere with the payment of the Obligations when due, and will not result in risk of criminal liability, (C) in the case of a claim that must be pursued in the name of an Indemnitee (or an Affiliate thereof), the Borrowers shall have provided to such Indemnitee an opinion of independent counsel selected by the Indemnitee and reasonably satisfactory to AMS stating that a reasonable basis exists to contest such claim, (D) the Indemnitee has determined that such claim is covered by insurance maintained by the Borrowers and (E) no Event of Default shall have occurred and be continuing. In addition, an Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 10.05, unless there shall have been a change in law (or interpretation thereof) and the Indemnitee shall have received, at the Borrowers’ expense, an opinion of independent counsel selected by the Indemnitee and reasonably acceptable to the Borrowers stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnitee will prevail in such contest.

     Notwithstanding anything to the contrary in this Section 10.05, an Indemnitee shall not be required to give notice to the Borrowers of a claim for an Indemnified Liability, or to make any response to such claim or to permit AMS to conduct or control any response to such claim, if such Indemnitee has waived its rights to any indemnity from the Borrowers that otherwise would be payable in respect of such claim and has paid to the respective Borrowers any amount previously paid or advanced by such Borrowers pursuant to this Section 10.05 by way of indemnification or advance for the payment of any amount regarding such claim.

     No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof (or the Dollar Equivalent amount thereof) is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Applicable Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect, in the applicable currency of such recovery or repayment.

     10.07 Successors and Assigns.

     (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b)  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans, and Offshore Currency Risk Participations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, AMS otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, the Offshore Currency Risk Participations or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans, Canadian Fronting Lender Loans or Australian Fronting Lender Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); provided that any such approval by the Administrative Agent (solely in its capacity as such Agent) pursuant to this clause (iii) shall not be unreasonably withheld or delayed; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, provided that the Canadian Borrower shall not execute or deliver a Note to any Lender other than the Canadian Fronting Lender and the Canadian Funding Lender, and the Australian Borrower shall not execute or deliver a Note to any Lender other than the Australian Fronting Lender and the Australian Funding Lenders. If the assigning Lender has assigned the entire remaining amount of its Commitment and the Loans owing to it, such Lender shall endeavor to return its Notes to AMS, provided, however, that the failure to return any such Notes shall not (x) give rise to any liability on the part of such assigning Lender, any other Lender, any Agent or any other Person, (y) impair any of the rights of any Lender, any Agent or any of their respective Affiliates or (z) reduce or affect any of the Obligations of any Loan Party. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c)  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a

Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d)  Any Lender may at any time, without the consent of, or notice to, any Borrower or any Agent, sell participations to any Person (other than a natural person or any Borrower or any of the Affiliates or Subsidiaries of any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans and/or Offshore Currency Risk Participations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

     (e)  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with AMS’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 10.15 as though it were a Lender.

     (f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer, the Swing Line Lender, (ii) unless an Event of Default has occurred and is continuing, AMS, (iii) if any Australian Loan is then outstanding (and the assignor is the Australian Fronting Lender or an Australian Funding Lender), the Australian Agent, and (iv) if any Canadian Loan is then outstanding (and the assignor is the Canadian Fronting Lender), the Canadian Agent (each such approval not to be unreasonably withheld or delayed), provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of the Affiliates or Subsidiaries of any Borrower.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide, on behalf of such Granting Lender, all or any part of any Loan or participation (including any Offshore Currency Risk Participation) that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan or participation (including any Offshore Currency Risk Participation); and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan or participation (including any such Offshore Currency Risk Participation), the Granting Lender shall be obligated to make such Loan or participation (including any such Offshore Currency Risk Participation) pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan or participation (including any Offshore Currency Risk Participation) by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or participation (including any such Offshore Currency Risk Participation) were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee of $4,000, assign all or any portion of its right to receive payment with respect to any Loan or participation (including any Offshore Currency Risk Participation) to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of or participation (including any

Offshore Currency Risk Participation) in Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i)  Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. No Borrower shall be required to indemnify any Fund or any holder of an interest in such Fund against any securities laws violations committed by such Fund, unless such Borrower would otherwise be liable for such violation under applicable law.

     (j)  Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America or its Affiliate may, (i) upon 30 days’ notice to AMS and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to AMS, resign as Swing Line Lender, Canadian Fronting Lender or Australian Fronting Lender. In the event of any such resignation as L/C Issuer, Swing Line Lender, Canadian Fronting Lender or Australian Fronting Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer, Swing Line Lender, Canadian Fronting Lender or Australian Fronting Lender hereunder; provided, however, that no failure by AMS to appoint any such successor shall affect the resignation of Bank of America or its Affiliate as L/C Issuer, Swing Line Lender, Canadian Fronting Lender or Australian Fronting Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America or its Affiliate resigns as Swing Line Lender, Canadian Fronting Lender or Australian Fronting Lender, it shall retain all the rights of the Applicable Fronting Lender provided for hereunder with respect to Subfacility Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations or Offshore Currency Risk Participations, as applicable, in outstanding Subfacility Loans pursuant to Section 2.04(c), 2.05 or 2.06.

     (k)  Subsidiaries of AMS may be added to this agreement as additional “Borrowers” at the request of AMS upon execution of an amendment hereto signed by the Administrative Agent, each of the Lenders, each of the Borrowers and such Subsidiaries; provided, that the Administrative Agent, each Lender and each Borrower may determine in its sole discretion whether to enter into such amendment.

     10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and such Person agrees to keep such information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of AMS; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than a Loan Party or its officers or any other Person to whom such information was delivered on a confidential basis so long as such Agent or Lender is aware of such confidential delivery; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Agents and the Lenders may disclose the existence of this Agreement and such information as is reasonably necessary about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by each Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not any Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the respective Borrower, the Administrative Agent and the Applicable Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “ Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 Tax Forms. (a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the

Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by any Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by any Borrower pursuant to this Agreement) or such other evidence satisfactory to AMS and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) to the extent it may lawfully do so, promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to AMS and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by any Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that any Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

     (ii)  Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

     (iii)  No Borrower shall be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

     (iv)  Any Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which any Borrower is not required to pay additional amounts under this Section 10.15(a).

     (b)  Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then any Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c)  If any Governmental Authority asserts that any Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify such Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section, and costs and expenses (including Attorney Costs) of such Agent; provided that such Lender shall not be required to indemnify such Agent for any such penalties, interest, costs or expenses (including Attorney Costs) to the extent such penalties, interest, costs, expenses or Attorney Costs are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Agent, but nothing contained in this proviso shall relieve such Lender from the obligation to indemnify such Agent for any tax or other amount that would have been required to be withheld or backup withheld under applicable law regardless of such gross negligence or willful misconduct, or for any taxes imposed on the amounts payable to such Agent under this Section. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of any Agent.

     10.16 Governing Law; Service of Process; Agent for Service of Process.

     (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT, TO THE EXTENT NOT OTHERWISE WAIVED UNDER ANY LOAN DOCUMENT, EACH AGENT, EACH LENDER AND EACH LOAN PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY

EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, EACH AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     (c)  EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS AMS AS ITS AGENT TO RECEIVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS PROPERTY SERVICE OF PROCESS HEREUNDER AND AGREES THAT SUCH PROCESS MAY BE SERVED ON ANY BORROWER IN CARE OF AMS BY ANY MEANS PERMITTED BY THE LAW OF THE STATE OF NEW YORK.

     10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from such Borrower to any Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Agent of any sum adjudged to be so due in the Judgment Currency, the Applicable Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Agent from the respective Borrower in the Agreement Currency, each Borrower agrees, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Agent in such currency, the Applicable Agent agrees to return the amount of any excess to the respective Borrower (or to any other Person who may be entitled thereto under applicable law).

     10.19 Authorization of AMS by the Borrowers. Each of the Borrowers (other than AMS) hereby authorizes and empowers AMS, or a Responsible Officer of AMS, to execute and deliver on behalf of each such Borrower any and all certificates, notices, requests and other documents and communications which, pursuant to the terms of this Agreement, may be delivered by AMS on behalf of the other Borrowers.

     10.20 Limitation on Certain Liabilities of Australian Borrower. Notwithstanding anything to the contrary in the Agreement, the liability of the Australian Borrower to pay any fee, tax, indemnity, reimbursement or other amount pursuant to Section 2.11(a), 3.01(b), 3.01(d), 10.02(d), 10.04, 10.05 or 10.18 may only be discharged from, and the recourse of any Lender, Agent or other Person against the Australian Borrower for any such fee, tax, indemnity or reimbursement is limited to, the assets of the Australian Lender, provided, however, that

     (a)  nothing contained in this Section 10.20 shall limit the obligation of the Australian Borrower to pay, or restrict the recourse of any Borrower, any Agent or any other Person with respect to:

(i) any outstanding principal of, or interest on, any Australian Loan, or

(ii) any tax, indemnity, reimbursement or other amount arising from (A) any Australian Loan, (B) any payment of principal or interest on any Australian Loan, (C) the use or proposed use of any proceeds of any Australian Loan, (D) any notice with respect to any Australian Loan or requested Australian Loan Borrowing, (E) the enforcement or preservation of any rights or remedies with respect to any Australian Loan or the Australian Borrower, (F) any actual or alleged act or omission of the Australian Borrower, or (G) any judgment with respect to any Australian Loan or the Australian Borrower; and

     (b) nothing contained in this Section 10.20 shall limit (i) any Obligation of any Loan Party other than the Australian Borrower, or (ii) the recourse of any Lender, any Agent or any other Person against any Loan Party any other than the Australian Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: EVP & Chief Financial Officer

AMS MANAGEMENT SYSTEMS AUSTRALIA PTY. LIMITED

By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Director

AMS MANAGEMENT SYSTEMS CANADA INC.

By: /s/ John S. Brittain, Jr.
Name: John S. Brittain, Jr.
Title: EVP & Chief Financial Officer of American Management Systems, Incorporated, sole shareholder of AMS Management Systems Canada, Inc.

AMSY MANAGEMENT SYSTEMS NETHERLANDS B.V.

By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Director

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Robert Mauriello
Name: Robert Mauriello
Title: Principal

BANK OF AMERICA, N.A. (CANADA BRANCH), as Canadian Agent

By: /s/ Medina Sales de Andrade Name: Medina Sales de Andrade Title: AVP

BA ASIA LIMITED, as Australian Agent

By: /s/ Susana Yen Name: Susana Yen Title: Principal

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Robert Mauriello
Name: Robert Mauriello Title: Principal

BANK OF AMERICA, NATIONAL ASSOCIATION, SYDNEY BRANCH, as Australian Fronting Lender

By: /s/ Paul Chiu Name: Paul Chiu Title: Portfolio Manager

BANK OF AMERICA, N.A. (CANADA BRANCH), as Canadian Fronting Lender

By: /s/ Nelson Lam Name: Nelson Lam Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender, a Canadian Funding Lender and an Australian Funding Lender

By: /s/ Elizabeth Witherspoon Name: Elizabeth Witherspoon Title: Vice President

SUNTRUST BANK, as a Lender

By: /s/ Andrew J. Hines Name: Andrew J. Hines Title: Director

ROYAL BANK OF CANADA, as a Lender and as a Canadian Funding Lender

By: /s/ Stephanie Babich Name: Stephanie Babich Title: Senior Manager

COMERICA BANK, as a Lender

By: /s/ Jeffrey M. Lafferty Name: Jeffrey M. Lafferty Title: Account Officer

BRANCH BANKING & TRUST COMPANY OF VIRGINIA, as a Lender and as a Canadian Funding Lender

By: /s/ Gregg E. Dougherty Name: Gregg E. Dougherty Title: Senior Vice President